UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MERCURY INTERACTIVE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERCURY INTERACTIVE CORPORATION

1325 Borregas Avenue

Sunnyvale, CA 94089

To our Stockholders:

I am pleased to invite you to attend the 2003 annual meeting of stockholders of Mercury Interactive Corporation to be held on Thursday, May 15, 2003, at 10:00 a.m., Eastern Time, at The Ritz-Carlton New York, Battery Park, Two West Street, New York, New York 10004. Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed in this mailing are three other documents: our 2002 Annual Report, which contains information about our business and our 2002 audited financial statements; a proxy card for you to record your vote; and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding voting by written proxy. Any stockholder attending the annual meeting may vote in person, even though he or she has already returned a proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Susan J. Skaer

Vice President, General Counsel and Secretary

Sunnyvale, California

April 4, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

MERCURY INTERACTIVE CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

INFORMATION CONCERNING SOLICITATION AND VOTING	2

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
Why am I receiving these materials?	2
What information is contained in these materials?	2
What proposals will be voted on at the annual meeting?	2
What is Mercury Interactive’s voting recommendation?	3
Who can vote at the annual meeting?	3
How many votes does Mercury Interactive need to hold the annual meeting?	3
What shares that I own can be voted?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
What is the voting requirement to approve each of the proposals?	4
What does it mean if I receive more than one proxy or voting instruction card?	4
How are votes counted?	4
Who will count the vote?	4
How can I vote my shares in person at the annual meeting?	4
How can I vote my shares without attending the annual meeting?	5
How can I change my vote after I return my proxy?	5
Where can I find the voting results of the annual meeting?	5
What happens if additional proposals are presented at the annual meeting?	5
Is my vote confidential?	5
Who will bear the cost of soliciting votes for the annual meeting?	5
May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?	6

PROPOSALS TO BE VOTED ON:	6

PROPOSAL ONE—ELECTION OF DIRECTORS	6

PROPOSAL TWO—RATIFICATION AND APPROVAL OF THE ADOPTION OF THE 2003 EQUITY INCENTIVE PLAN AND THE RESERVATION OF 10,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER, PLUS CERTAIN SHARES THAT BECOME AVAILABLE UNDER OUR AMENDED AND RESTATED 1999 STOCK OPTION PLAN	9

PROPOSAL THREE—RATIFICATION AND APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED 1994 DIRECTORS’ STOCK OPTION PLAN TO: (I) INCREASE THE AUTOMATIC ANNUAL GRANT TO NON-EMPLOYEE DIRECTORS AND (II) TO AMEND THE VESTING SCHEDULE OF FUTURE AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS	15

NEW PLAN BENEFITS	18

PROPOSAL FOUR—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	19

PROPOSAL FIVE—STOCKHOLDER PROPOSAL ON OPTION EXPENSING	20

PROPOSAL SIX—STOCKHOLDER PROPOSAL ON INDEXED OPTIONS	23

BOARD STRUCTURE AND COMPENSATION	28
Board Meetings and Committees	28
Board Compensation	28

i

ii

MERCURY INTERACTIVE CORPORATION

1325 Borregas Avenue

Sunnyvale, California 94089

(408) 822-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., Eastern Time, on Thursday, May 15, 2003

PLACE	The Ritz-Carlton New York, Battery Park Two West Street New York, New York 10004

ITEMS OF BUSINESS	(1) Elect our board of directors;

(2)  Ratify and approve the adoption of the 2003 Equity Incentive Plan and the reservation of 10,000,000 shares of common stock for issuance thereunder, plus certain shares that become available under our Amended and Restated 1999 Stock Option Plan;

(3)  Ratify and approve the amendment of the Amended and Restated 1994 Directors’ Stock Option Plan to: (i) increase the automatic annual grant to non-employee directors and (ii) to amend the vesting schedule of future automatic grants to non-employee directors;

(4) Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2003;

(5) and (6) Consider two stockholder proposals, if properly presented at the annual meeting; and

Consider such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments thereof if you were a stockholder at the close of business on Tuesday, March 18, 2003.

VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

By Order of the Board of Directors Susan J. Skaer Vice President, General Counsel and Secretary

This proxy statement and accompanying proxy card are being distributed on or about April 4, 2003.

MERCURY INTERACTIVE CORPORATION

PROXY STATEMENT

FOR

2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Our board of directors is soliciting proxies for the 2003 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

Voting materials, which include the proxy statement, proxy card and 2002 Annual Report to Stockholders, were mailed to stockholders on or about April 4, 2003. Our principal executive offices are located at 1325 Borregas Avenue, Sunnyvale, California 94089. Our telephone number is (408) 822-5200.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	Mercury Interactive’s board of directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 15, 2003. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. Mercury Interactive requests that you vote “FOR” each nominee for election to the board of directors under Proposal One, “FOR” Proposals Two, Three and Four and “AGAINST” Proposals Five and Six.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Mercury Interactive’s 2002 Annual Report to Stockholders, proxy card and return envelope are also enclosed.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	There are six proposals scheduled to be voted on at the annual meeting. They are:

•	Proposal One: Election of our board of directors;

•	Proposal Two: Ratification and approval of the 2003 Equity Incentive Plan and the reservation of 10,000,000 shares of common stock for issuance thereunder, plus certain shares that become available under our Amended and Restated 1999 Stock Option Plan;

•	Proposal Three: Ratification and approval of the amendment of the Amended and Restated 1994 Directors’ Stock Option Plan to: (i) increase the automatic annual grant to non-employee directors and (ii) to amend the vesting schedule of future automatic grants to non-employee directors;

•	Proposal Four: Ratification of the appointment of PricewaterhouseCoopers LLP as Mercury Interactive’s independent accountants for the fiscal year ending December 31, 2003;

•	Proposals Five and Six: Consideration of two stockholder proposals, if properly presented at the annual meeting; and

•	Consideration of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Q:	WHAT IS MERCURY INTERACTIVE’S VOTING RECOMMENDATION?

A:	Our board of directors recommends that you vote your shares:

“FOR” all nominees for election to the board of directors under Proposal One;

“FOR” Proposal Two;

“FOR” Proposal Three;

“FOR” Proposal Four;

“AGAINST” Proposal Five; and

“AGAINST” Proposal Six.

Q:	WHO CAN VOTE AT THE ANNUAL MEETING?

A:	The board of directors set March 18, 2003 as the record date for the annual meeting. All stockholders who owned Mercury Interactive common stock on March 18, 2003 may attend and vote at the annual meeting. Each of these stockholders is entitled to one vote for each share of common stock held on all matters to be voted on. On March 18, 2003, 85,369,129 shares of Mercury Interactive common stock were outstanding.

Q:	HOW MANY VOTES DOES MERCURY INTERACTIVE NEED TO HOLD THE ANNUAL MEETING?

A:	A majority of Mercury Interactive’s outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if you:

•	are present and vote in person at the annual meeting; or

•	have properly submitted a proxy card.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	WHAT SHARES THAT I OWN CAN BE VOTED?

A:	All shares owned by you as of the close of business on March 18, 2003, the record date, may be voted by you if either (1) you held these shares directly in your name as the stockholder of record, or (2) these shares were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most stockholders of Mercury Interactive hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

STOCKHOLDER OF RECORD:

If your shares are registered directly in your name with Mercury Interactive’s transfer agent, Mellon Investor Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Mercury Interactive. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

BENEFICIAL OWNER:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A:	For the election of directors, the seven individuals nominated for election to the board of directors at the annual meeting receiving the highest number of “FOR” votes will be elected. The other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described below in “How are votes counted?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not considered entitled to vote.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	HOW ARE VOTES COUNTED?

A:	You may vote either “FOR” each nominee for election to the board of directors under Proposal One or to “WITHHOLD” your vote for that nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you abstain from voting on the other proposals, it has the same effect as a vote “AGAINST”. If you just sign your proxy card with no further instructions, your shares will be counted as a vote:

“FOR” all nominees for election to the board of directors under Proposal One;

“FOR” Proposal Two;

“FOR” Proposal Three;

“FOR” Proposal Four;

“AGAINST” Proposal Five; and

“AGAINST” Proposal Six.

If you do not vote and you hold your shares in a brokerage account in your broker’s name (this is called “street name”), your shares will not be counted in the tally of the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have discretionary authority to vote (these are called “broker non-votes”), such as Proposal Two. This will have the effect of reducing the number of shares needed to approve any of those items. However, these shares will be counted for the purpose of establishing a quorum for the annual meeting.

Q:	WHO WILL COUNT THE VOTE?

A:	A representative of Mellon Investor Services, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A:

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the annual meeting.

If you hold your shares in street name, you must request a legal proxy from your broker, bank or nominee in order to vote at the annual meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the annual meeting by marking, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or nominee will include a voting instruction card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker, bank or nominee and mailing it in the enclosed, postage prepaid envelope. Furthermore, the instructions provided by your broker, bank or nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

A:	You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not revoke your proxy unless you specifically request it.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:	The preliminary voting results will be announced at the annual meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the annual meeting.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the six proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Amnon Landan, Mercury Interactive’s Chairman of the Board, President and Chief Executive Officer, Douglas Smith, Mercury Interactive’s Executive Vice President and Chief Financial Officer, and Susan J. Skaer, Mercury Interactive’s Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Mercury Interactive’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Mercury Interactive or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board of directors.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A:

Mercury Interactive will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Mercury Interactive has retained the services of Innisfree M&A Incorporated to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Mercury Interactive estimates that it will pay Innisfree a fee of $18,000 for its services, plus reimbursement of its reasonable expenses. In addition, Mercury Interactive may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:	You may submit proposals for consideration at future annual stockholder annual meetings, including director nominations.

STOCKHOLDER PROPOSALS:    In order for a stockholder proposal to be considered for inclusion in Mercury Interactive’s proxy statement for next year’s annual meeting, the written proposal must be received by Mercury Interactive no later than December 6, 2003. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Mercury Interactive sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by Mercury Interactive no later than 20 days prior to the annual meeting and should contain such information as required under our bylaws. If the stockholder proposal is received after February 19, 2004, then management proxies may use their discretionary voting authority with respect to the proposal.

NOMINATION OF DIRECTOR CANDIDATES:    Our bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at next year’s Annual Meeting of Stockholders, it is necessary that you notify Mercury Interactive not less than 20 nor more than 60 days in advance of the date of that annual meeting and should contain such information as required under our bylaws. In order to include a proposal for such nomination in our proxy statement for next year’s annual meeting, the written proposal will be subject to the procedures and deadline described in the preceding paragraph. If notice of the nomination is received after February 19, 2004, then management proxies may use their discretionary voting authority with respect to the proposal.

COPY OF BYLAW PROVISIONS:    You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS TO BE VOTED ON:

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have seven members on our board of directors. All of the nominees are incumbent directors. Unless otherwise instructed, the holders of proxies solicited by this proxy statement will vote the proxies received by them for the seven nominees. Each nominee has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified.

Vote Required

If a quorum is present, the seven individuals nominated for election to the board of directors at the annual meeting receiving the highest number of “FOR” votes will be elected.

Nominees

The names of the nominees and certain information about them as of February 28, 2003 are set forth below.

Name of Nominee	Age	Position(s) with Mercury Interactive	Director Since
Amnon Landan	44	Chairman of the Board, President and Chief Executive Officer	1996
Kenneth Klein	43	Director and Chief Operating Officer	2000
Igal Kohavi(2)(3)	63	Director	1994
Clyde Ostler(2)(3)	56	Director	2002
Yair Shamir(1)(2)	57	Director	1994
Giora Yaron(1)(3)	54	Director	1996
Anthony Zingale(1)	47	Director	2002

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Mr. Amnon Landan has served as our President and Chief Executive Officer since February 1997, has served as Chairman of our board of directors since July 1999, and has been a director since February 1996. From October 1995 to January 1997, he served as President, and from March 1995 to September 1995, he served as President of North American Operations. He served as Chief Operating Officer from August 1993 until March 1995. From December 1992 to August 1993, he served as Vice President of Operations and from June 1991 to December 1992, he served as Vice President of Research and Development. From November 1989 to June 1991, he served with us in various technical positions. Mr. Landan serves on the board of directors of Savi Technologies, Inc., a privately held provider of global supply chain security and asset management solutions.

Mr. Kenneth Klein has served as our Chief Operating Officer since January 2000, and has been one of our directors since July 2000. He served as President of North American Operations from July 1998 until December 1999. From April 1995 to July 1998 he served as Vice President of North American Sales. From May 1992 to March 1995, he served as our Western Area Sales Manager. From March 1990 to May 1992, Mr. Klein served as Regional Sales Manager for Interactive Development Environments, a CASE tool company. Mr. Klein serves on the board of directors of Tumbleweed Communications Corp., a provider of messaging solutions.

Dr. Igal Kohavi has been one of our directors since January 1994. Dr. Kohavi is currently retired. Dr. Kohavi served as Chairman of the Board of Neat Group, Inc., an Internet travel services company, from March 2000 to December 2000, and as Chairman of the Board of Directors of DSP Group, Inc., a developer of digital signal processing technology, from September 1995 to January 2000. From 1996 to December 1997 he served as Chairman of Polaris, an Israeli-based venture capital fund. From October 1994 to March 1996, Dr. Kohavi served as the President and Chief Executive Officer of Dovrat-Schrem & Co., Ltd., an Israeli investment bank. Prior to that, Dr. Kohavi served as President of Clal Electronics Industries Ltd., from May 1993 until September 1994. From April 1986 to May 1993, Dr. Kohavi served as President of Clal Computers and Technology Ltd., an electronics company and a subsidiary of Clal. Dr. Kohavi serves on the board of directors of VCON Telecommunications, Ltd., a developer of videoconferencing solutions and Neat Group, Inc., a privately held Internet travel services company.

Mr. Clyde Ostler has been one of our directors since May 2002. Mr. Ostler serves as the Group Executive Vice President of Wells Fargo & Company and head of Private Client Services. Mr. Ostler has been associated with Wells Fargo and Company and its affiliates since 1971 and has held various positions of responsibility including that of General Auditor from 1983 to 1985, Chief Financial Officer from 1987 to 1990, Branch Banking Group Head from 1990 to 1993, Vice Chair of the Business & Investment Group from 1993 to 1997, Group Executive Vice President, Investment Group, Online Financial Services from 1998 to 1999 and Group Executive Vice President, Internet Services Group from 1999 to 2003. Mr. Ostler serves on the board of directors of Barra, Inc., an investment risk management company, the Exploratorium and is currently a member of numerous charitable boards external to Wells Fargo & Company and business boards for affiliates of Wells Fargo & Company. He is also on the Director’s Advisory Council for Scripps Institution of Oceanography.

Mr. Yair Shamir has been one of our directors since August 1994. Mr. Shamir is currently the Chairman and Chief Executive Officer of VCON Telecommunications, Ltd., a developer of videoconferencing solutions, and has served in that capacity since March 1997. Mr. Shamir served as Executive Vice President of the venture capital firm The Challenge Fund—Etgar L.P. from August 1995 to March 1997. From January 1994 until July 1995, he was Chief Executive Officer of Elite Industries Ltd., a food products company. Prior to that, Mr. Shamir was Executive Vice President and General Manager, Israel of Scitex Corporation, an electronics company, from January 1987 through January 1994. Mr. Shamir is currently the Chairman of Catalyst Investment, L.P., an Israeli European venture capital fund investing in late-stage companies and in that capacity serves on a number of private company boards in which the fund has invested. Mr. Shamir serves on the boards of directors of DSP Group, Inc., a developer of digital signal processing technology, Orckit Communications Ltd., a provider of telecommunications equipment, and Poalim Capital Markets-Investment Bank Ltd.

Dr. Giora Yaron has been one of our directors since February 1996. Dr. Yaron is currently the Chairman and Chief Executive Officer of ExaNet Inc., a provider of storage networks and has served in these capacities since January 2001. From January 1997 until November 2000, Dr. Yaron served as Chief Executive Officer and Chairman of Itamar Medical (CM). Dr. Yaron currently continues to serve as the Co-Chairman of Itamar Medical (CM). In addition, Dr. Yaron is the Chairman of Comsys Communications and Signal Processing Ltd. and has served in that capacity since January 1996. Prior to that, Dr. Yaron served as the President of Indigo NV, a vendor of digital color press products, from August 1992 to November 1995. From April 1979 to July 1992, Dr. Yaron was with National Semiconductor Corporation where he served as General Manager of its Israeli operations and Corporate Vice President of Office Products. Dr. Yaron also currently serves as Chairman of the Board of P-cube Inc., a privately held programmable IP service control platform company. Dr. Yaron also serves as a director of Yissum Research & Development Company of the Hebrew University and a member of the Board of Governors and the Executive Committee of the Hebrew University.

Mr. Anthony Zingale has been one of our directors since July 2002. Mr. Zingale retired in April 2001. From March 1998 to March 2000, Mr. Zingale served as president and chief executive officer of Clarify, Inc., a supplier of front-office software and service solutions, and from March 2000 to March 2001, he served as president of the eBusiness Solutions Group of Nortel Networks, Inc., a telecommunications equipment company, following its acquisition of Clarify in March 2000. From January 1996 to December 1997, Mr. Zingale was senior vice president of worldwide marketing at Cadence Design Systems, Inc., an electronic design automation company, and he served in various other management roles at Cadence from 1989 to January 1996. He currently serves on the Board of Directors of Interwoven, Inc., a provider of enterprise content management solutions, Marimba, Inc., a provider of systems management solutions, Biz360 Inc., a privately held enterprise software company, and Kintana Inc., a privately held supplier of enterprise software for technology change management solutions.

There are no family relationships between directors and executive officers of Mercury Interactive.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL TWO

RATIFICATION AND APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN

AND THE RESERVATION OF 10,000,000 SHARES OF COMMON STOCK FOR ISSUANCE

THEREUNDER, PLUS CERTAIN SHARES THAT BECOME AVAILABLE UNDER OUR AMENDED AND RESTATED 1999 STOCK OPTION PLAN

We are asking stockholders to ratify and approve the 2003 Equity Incentive Plan (the “2003 Plan”) to be the successor equity plan to the Amended and Restated 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan will terminate immediately after stockholders approve the 2003 Plan; however, options outstanding under the 1999 Plan at that time shall remain outstanding, subject to the terms thereof.

Why should you vote “FOR” the 2003 Plan?

•	Our ability to attract and retain qualified, high-performing employees might be compromised without the 2003 Plan.

We currently do not have enough shares available for issuance under our 1999 Plan to meet our requirements over the next three years and may lack flexibility under the 1999 Plan to design equity compensation structures that are competitive with what we expect our peers will be offering in the market for employee talent.

Stock-based compensation, also called equity incentives, is a fundamental component of our compensation program. Our ability to attract and retain qualified, high-performing employees is vital to our success as a company, and will be compromised if we do not reserve additional shares for issuance under our equity plans. As further described in the Report of the Compensation Committee below, our equity compensation program is designed to attract and retain these employees, many of whom view equity incentives as a key component of their compensation. Stock-based compensation encourages and rewards employee performance and helps align employee interests with those of our stockholders. Currently, we grant stock options when new employees join us or in certain cases when existing employees get promoted and on an annual supplemental basis to existing employees who have been with us for at least six months and are considered high performers. We need additional shares in order to ensure that we are able to continue granting options or stock awards as we hire additional employees and to continue to motivate existing employees and align their interests with those of our stockholders.

We want to adopt an equity incentive plan that will allow us the flexibility to use additional types of equity incentives going forward, so that we can compete effectively in the market for employee talent with our peers, whom we believe will be increasingly using these additional types of equity incentives to attract and retain employees in the future. We, as well as the vast majority of technology companies, use stock options rather than other equity vehicles to deliver equity compensation because they appropriately align employee incentives with the creation of stockholder value and current accounting standards do not require that companies recognize an earnings charge for these awards. However, it appears that the accounting treatment for stock options may change in the future so we would be required to expense stock options. If this is the case, then we need the flexibility to be able to grant different types of equity incentives that still align long-term rewards with the creation of stockholder value, but may be less dilutive to our stockholders. Our 1999 Plan does not give us this flexibility as we may only grant standard stock options under the 1999 Plan.

We believe that for us to remain competitive in the market for employee talent our compensation committee should have the flexibility to devise the best and most competitive compensation strategies to allow us to attract and retain the best employees possible within sound business and corporate governance guidelines. If adopted, the 2003 Plan would allow us more flexibility to provide competitive stock-based compensation.

•	We believe our 2003 Plan contains provisions that are consistent with the interests of stockholders and sound corporate governance practices.

•	No Stock Option Repricings. The 2003 Plan prohibits the repricing of stock options without the approval of stockholders. This provision applies to both direct repricings—lowering the exercise price of a stock option—and indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

•	Limitation on Shares Issued Other Than for Stock Options and Stock Appreciation Rights granted in relation to Stock Options. The amount of shares that may be issued in respect to awards other than stock options and stock appreciation rights is limited under the 2003 Plan to 1,000,000 shares (which is equivalent to 10% of the 10,000,000 new shares in the 2003 Plan reserve).

•	No annual “Evergreen” Provision. The 2003 Plan provides for a fixed allocation of shares, thereby requiring stockholder approval of any additional allocation of shares.

•	No Discount Stock Options. The 2003 Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of Mercury Interactive common stock on the date the stock option is granted.

•	We have voluntarily reduced our use of equity compensation.

We have reduced and plan to continue to reduce our annual stock option usage, in an effort to limit excessive dilution to our stockholders. While our employees (both existing and new hires) continue to view equity compensation as a key component of their overall compensation, we have been sensitive to our stockholders concerns about dilution and over the course of the last year we have consciously begun reducing the overall number and percentage of options granted to employees and to our executive officers:

•	In our most recent annual supplemental grant in January 2003, our board of directors granted options to purchase an aggregate of 3,698,546 shares to 58% of our employees, which compares to an aggregate of 4,942,454 shares of our common stock to 81% of our employees with respect to our total annual supplemental grant for 2002.

•	We also decreased the size of option grants to our executive officers in our most recent annual supplemental grant in January 2003, for example our Named Executive Officers (as defined in “Executive Compensation” below) received the following option grants in 2003, each of which was significantly lower than the size of grant they had received in the prior year:

-	Amnon Landan received a grant of 600,000 shares in 2003 compared to 700,000 shares in 2002, a 14% decrease;

-	Kenneth Klein received a grant of 175,000 shares in 2003 compared to 350,000 shares in 2002, a 50% decrease;

-	Douglas Smith received a grant of 200,000 shares in 2003 compared to 400,000 shares for 2002, a 50% decrease (Mr. Smith received his annual supplemental stock option grant of 400,000 shares for 2002 in November 2001 upon his becoming our Chief Financial Officer);

-	Zohar Gilad received a grant of 100,000 shares in 2003 compared to 150,000 shares in 2002, a 33% decrease; and

-	Yuval Scarlat received a grant of 125,000 shares in 2003 compared to 150,000 shares in 2002, a 17% decrease.

•	Our compensation committee has already begun to limit stock option plan participation to value-creating and value-adding individuals that are determined to be top performers through our performance management process. We have developed guidelines that we plan to continue to use with the 2003 Plan for new hires and for annual performance based grants by employee level, which we believe are competitive with the companies that we consider our peers.

•	We plan to use the 10,000,000 shares over the next three years.

We plan to continue to reduce our stock option usage under the 2003 Plan. It is our compensation committee’s intent not to grant more than 1/3rd of the 10,000,000 shares per year (on a net basis after counting in return of cancelled options) to existing and new employees relating to our existing business, excluding options granted in connection with significant changes in our business such as unexpected growth, significant new hires or any acquisitions that we may complete in the future. We believe that this will ensure that the shares reserved under the 2003 Plan will be sufficient for our needs as we can currently predict them for stock option grants through our 2006 annual stockholder meeting.

How many shares will be reserved for issuance under the 2003 Plan?

Under the 2003 Plan, 10,000,000 shares of common stock would be reserved for future issuance upon exercise of stock options or upon the award of restricted stock (with limitations described below) or stock bonuses. Shares reserved under the 2003 Plan would also include (i) a number of shares equal to the total shares available for grant under the 1999 Plan on the date stockholders approve the 2003 Plan, and (ii) shares subject to options and awards granted under the 1999 Plan that expire, are forfeited or are otherwise terminated, or that are repurchased by Mercury Interactive, on or after the date of that approval.

What is the Vote Required?

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the 2003 Plan and the reservation of shares thereunder.

Where can you get more information about the 2003 Plan?

The principal provisions of the 2003 Plan, assuming stockholder approval thereof and the reservation of shares thereunder proposed above, are described below. This summary is not necessarily complete; for a complete statement of the terms of the 2003 Plan, please refer to its full text, which is contained in the proxy statement filed with the SEC on or about April 4, 2003 and is available at the SEC’s web site www.sec.gov.

Description of the 2003 Equity Incentive Plan

The 2003 Plan was adopted by our board of directors in March 2003, subject to stockholder approval at the annual meeting. The 2003 Plan reserves 10,000,000 shares of Mercury Interactive common stock for issuance upon exercise of stock options or upon the award of restricted stock, stock appreciation rights, stock bonuses and performance awards. In addition, shares subject to outstanding options under the 1999 Plan as of the date on which the stockholders approve the 2003 Plan which thereafter expire, are forfeited, are settled for cash or otherwise terminate without shares being issued or that are repurchased by Mercury Interactive will be returned to the 2003 Plan in lieu of the 1999 Plan and will be available for issuance in connection with future grants. No options or awards have been granted under the 2003 Plan and no more than 20,000,000 shares subject to options or awards shall be issued as ISOs (defined below) under the 2003 Plan.

Administration

The 2003 Plan is administered by our compensation committee, which is composed entirely of “non-employee director[s],” as defined in Rule 16b-3 promulgated under the Exchange Act, and “outside director[s],” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. Our compensation committee has the authority to interpret the 2003 Plan and any agreement entered into under the 2003 Plan, grant awards under the plan and make all other determinations necessary for the administration of the 2003 Plan. Our compensation committee has delegated to the “stock option committee,” which is composed of our Chief Executive Officer and our Chief Financial Officer, its authority to grant stock options to non-executive officer employees, subject to certain aggregate limits on the number of shares granted.

Eligibility

Employees and officers of Mercury Interactive and its subsidiaries are eligible to receive awards under the 2003 Plan. We call individuals who are granted awards “participants.” Our compensation committee determines which eligible individuals receive awards and the terms and conditions of the awards.

Types of Awards

We may grant five types of awards under the 2003 Plan—stock options, restricted stock awards, stock appreciation rights, stock bonuses and performance awards. The 2003 Plan restricts the aggregate number of restricted stock awards, stock bonus awards and performance awards as set forth below.

Stock Options.    We may grant both incentive and nonqualified stock options under the 2003 Plan. We may grant nonqualified stock options (called “NQSOs”) or incentive stock options (called “ISOs”) to employees of Mercury Interactive or its subsidiaries. No stock options may be granted with exercise prices that are less than the fair market value of Mercury Interactive common stock at the time of grant. Options generally become exercisable as they vest over four years, with 1/4th of the shares vesting on the first anniversary of the date of grant, and the remainder vesting in equal monthly installments over three additional years.

Restricted Stock Awards.    Restricted stock awards allow participants to purchase shares of Mercury Interactive common stock from us. We may impose vesting restrictions on the shares purchased that lapse over time or as certain performance goals are met. Restricted stock awards may only be issued to new hires, not to our existing officers or employees. Restricted stock awards may be issued with a purchase price that is less than the fair market value of our common stock on the date of issuance. The maximum number of shares issued in connection with restricted stock awards may not exceed 1,000,000 shares (less any shares that have been issued under the 2003 Plan as stock bonuses or performance awards).

Stock Appreciation Rights.    Stock appreciation rights, which may be granted as stand-alone awards or in tandem with an option grant, allow participants to receive a dollar value payment equal to the excess of the fair market value of a share of our common stock on the date of exercise over the price at which the stock appreciation right was issued multiplied by the number of shares covered by the stock appreciation right. We may settle stock appreciation rights in shares, cash or in a combination of shares and cash.

Stock Bonus Awards.    Stock bonus awards allow participants to receive shares either as compensation for services to us or we may impose vesting restrictions on the shares that lapse over time or as certain performance goals are met. Stock bonus awards shall be paid in shares of our common stock. The maximum number of shares issued in connection with stock bonus awards may not exceed 1,000,000 shares (less any shares that have been issued under the 2003 Plan as restricted stock awards or performance awards).

Performance Awards.    Performance awards allow participants to receive a dollar value payment if certain vesting performance goals specified in the performance award are achieved and the other terms and conditions of the performance award are satisfied, provided that the maximum amount of any performance award shall be the lesser of 250% of a participant’s base salary at the time the award is made or $1,000,000. We can pay performance awards in shares, cash or a combination of shares and cash. Various types of performance goals may be established by the compensation committee, including completion of a certain number of years of service with Mercury Interactive, completion of individual performance goals, and achievement of business-wide financial performance goals relating to net revenue, operating income, net income, earnings per share or other financial measures. The maximum number of shares issued in connection with performance awards may not exceed 1,000,000 shares (less any shares that have been issued under the 2003 Plan as restricted stock awards or stock bonuses).

Payment

The exercise price or purchase price, as the case may be, of awards granted under the 2003 Plan must be paid in full by cash or check or as otherwise permitted by our compensation committee, which may include by our shares of common stock (which, in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from us and which have a fair market value on the exercise date equal to the aggregate exercise price of the shares as to which said option shall be exercised), cancellation of indebtedness, waiver of compensation due or accrued or by tender of property. The board of directors may also authorize payment by any combination of the foregoing methods.

Termination

In the event a participant’s employment or service with Mercury Interactive terminates other than as a result of a participant’s death or disability, such participant’s option may thereafter be exercised (to the extent it was vested on the date of termination), for a period of three months, subject to the stated term of the option. In the event a participant’s employment or service with Mercury Interactive terminates as a result of a participant’s death or disability, such participant’s option may thereafter be exercised (if termination is due to disability, to the extent it was vested on the date of termination; if termination is due to death while employed by us, the option vests in full), for a period of twelve months, subject to the stated term of the option. Stock bonuses, performance awards and stock appreciation rights shall be payable, to the extent earned on the date of termination, to a participant in the event of his or her termination for any reason.

Transferability and Restrictions on Shares

Awards made under the 2003 Plan generally may not be transferred other than by will or by the laws of descent and distribution. Upon a participant’s termination of service (unless due to death of the participant while employed with us) with us, we have the right to repurchase, at a price per share equal to the original exercise or purchase price of the award, any unvested shares, relating to Awards other than options, held by such participant at the time of his or her termination.

Deductibility of Awards Under Section 162(m)

The 2003 Plan contains two provisions that enable it to meet the performance-based exception to the $1,000,000 deductibility limits on compensation under Section 162(m) of the Internal Revenue Code of 1986. First, no more than 3,000,000 shares may be made subject to awards granted to an individual in the calendar year of his or her hire. Second, no more than 1,500,000 shares may be made subject to awards granted to any individual in any other calendar year.

Effect of Merger or Other Corporate Transaction

The board of directors is authorized to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. If Mercury Interactive were to liquidate or dissolve or were to be acquired and the acquiring corporation did not assume, replace or substitute the awards granted under the 2003 Plan, all outstanding awards would become fully vested and would terminate to the extent unexercised at the time the acquisition closed.

Amendment or Termination of the 2003 Plan; No Repricing without Prior Stockholder Approval

The board of directors may terminate or amend the 2003 Plan. However, the board of directors may not amend the 2003 Plan in any manner requiring stockholder approval under the Internal Revenue Code or the Exchange Act without first obtaining such stockholder approval. Outstanding awards cannot be amended to the detriment of a participant without the participant’s consent. In addition no awards may be repriced without first obtaining stockholder approval.

U.S. Federal Income Tax Information

The following is a general summary of some of the current federal income tax consequences of the 2003 Plan and the Directors’ Plan (defined below under Proposal Three) to participants and to Mercury Interactive.

Tax laws often change, and actual tax consequences depend on a participant’s individual circumstances, as well as state and local tax laws. We encourage all participants to seek tax advice regarding their participation in the 2003 Plan and the Directors’ Plan. The 2003 Plan and the Directors’ Plan are not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and are not qualified under Section 401(a) of the Internal Revenue Code.

Tax Treatment of Participants

NQSOs.    Generally, a participant will not have taxable income when we grant him or her an NQSO. When a participant exercises a vested NQSO, the difference between the exercise price and the fair market value of our stock on the date of exercise (called the “spread”) is taxable as ordinary income. Mercury Interactive withholds tax on this income when a participant who is a current or former employee exercises an NQSO. When the participant sells the shares, any additional gain or loss will be a capital gain or loss.

ISOs.    As with NQSOs, an employee will generally not have taxable income when she or he receives an ISO. An employee will not have taxable income upon exercise of a vested ISO; however, the spread on exercise is alternative minimum taxable income to the participant in the year of exercise, unless she or he disposes of the shares in the same tax year. If the participant holds the shares for the ISO holding period, which is two years from the date of grant and one year from the date of exercise, the difference between the amount the participant paid for the shares on exercise and the sale price is capital gain or loss. If the participant disposes of the shares before the ISO holding period, the spread on exercise becomes taxable as ordinary income, and the difference between the fair market value on the date of exercise and the price at which the participant sells the stock is capital gain or loss.

Restricted Stock, Stock Bonuses, Stock Appreciation Rights and Performance Awards.    A participant will generally be taxed on restricted stock, stock bonus awards, stock appreciation rights and performance awards when they receive stock or cash, unless there are restrictions on the shares that enable the participant to defer the tax.

Tax Treatment of Mercury Interactive.    When a participant recognizes ordinary income on exercise of an NQSO, on receipt of restricted stock or upon receipt of stock or cash in connection with a stock bonus, stock appreciation right or performance award, we will generally be entitled to a deduction in the amount of the ordinary income recognized by the participant. Mercury Interactive will also be entitled to a deduction if the participant recognizes ordinary income by selling shares acquired on exercise of an ISO before the ISO holding period is met.

The board of directors recommends a vote FOR approval of the 2003 Equity Incentive Plan and the reservation of the shares thereunder.

PROPOSAL THREE

RATIFICATION AND APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED 1994 DIRECTORS’ STOCK OPTION PLAN TO: (I) INCREASE THE AUTOMATIC ANNUAL GRANT TO NON-EMPLOYEE DIRECTORS AND (II) AMEND THE VESTING SCHEDULE OF FUTURE AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

At the annual meeting, our stockholders are also being asked to ratify and approve an amendment to the Amended and Restated 1994 Directors’ Stock Option Plan (the “Directors’ Plan”) that would increase the number of shares subject to options automatically granted to non-employee directors under the Directors’ Plan after their initial grant thereunder from 10,000 shares to 20,000 shares, and would increase the rate of vesting with respect to both initial options and annual options to 25% annually. All other terms of the Directors’ Plan remain unchanged. We are not asking for any additional shares to be reserved for issuance under the Directors’ Plan.

Why should you vote “FOR” the amendments to the Directors’ Plan?

The board of directors believes that recent regulatory developments in the areas of corporate governance and financial reporting have resulted in increased demand for qualified and capable public company directors. As a result of increased competition for such directors and the increase in the responsibilities of such directors, the board of directors believes that the amendments to the Directors’ Plan are necessary for us to continue to attract and retain the best available persons for service as non-employee directors of Mercury Interactive and its committees. In addition, the board of directors believes adoption of these amendments will help align director interests with those of our stockholders. The amendments to the Directors’ Plan will become effective immediately upon stockholder approval. The changes to the Directors’ Plan that the stockholders are being asked to approve at the annual meeting are summarized below.

If the stockholders approve the proposed amendments to the Directors’ Plan:

•	each non-employee director will be automatically granted a non-statutory option to purchase 20,000 shares of Mercury Interactive common stock upon re-election annually to the board of directors, instead of 10,000 shares.

•	each initial option and annual option granted automatically under the Directors’ Plan on or after the annual meeting, will vest 25% per year on date of each annual meeting of stockholders of Mercury Interactive after the date of grant upon the re-election of the director at each such annual meeting, instead of: (i) initial options vesting as to 20% on the date of each annual meeting of stockholders of Mercury Interactive after the date of grant of such option upon the re-election of the director at each such annual meeting; and (ii) annual options vesting as to 10,000 shares on the date of the fifth annual meeting of stockholders to occur after the date of grant of such option upon the re-election of the director at each such annual meeting.

What is the Vote Required?

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the amendments to the Directors’ Plan.

Where can you get more information about the Directors’ Plan?

The principal provisions of the Directors’ Plan, assuming stockholder approval of the amendments proposed above, are described below. This summary is not necessarily complete; for a complete statement of the terms of the Directors’ Plan, please refer to its full text, which is contained in the proxy statement filed with the SEC on or about April 4, 2003 and is available at the SEC’s website www.sec.gov.

Description of the Amended and Restated 1994 Directors’ Stock Option Plan

The Directors’ Plan was originally adopted by the board of directors in August 1994 and by the stockholders in April 1995 and further amended in 1998 and 2000. A total of 2,000,000 shares were originally reserved for issuance under the Directors’ Plan. We are not asking for any additional shares to be reserved for issuance under the Directors’ Plan. From the inception of the Directors’ Plan through December 31, 2002, options to purchase a total of 1,330,000 shares of our common stock were granted under the Directors’ Plan, of which 180,000 options have been canceled. During the same period, options were granted under the Directors’ Plan to the nominees for election to our board of directors under Proposal One above, as follows: Igal Kohavi, 330,000 shares; Clyde Ostler, 50,000 shares; Yair Shamir, 330,000 shares; Giora Yaron, 310,000 shares; and Anthony Zingale, 50,000 shares; accordingly, options to purchase a total of 1,070,000 shares have been granted to all current directors who are not executive officers as a group (5 persons). No options have been granted under the Directors’ Plan to the executive officers identified in the Summary Compensation Table below (including director nominees Amnon Landan and Kenneth Klein), to any of our current executive officers as a group (8 persons), to any employees other than current executive officers as a group (1814 persons), nor to any associate of any of our executive officers or directors. Since the Directors’ Plan’s inception, no person received 5% or more of the total options granted thereunder other than Igal Kohavi (330,000 shares), Yair Shamir (330,000 shares) and Giora Yaron (310,000 shares). As of December 31, 2002, options to purchase 343,000 shares of common stock were outstanding under the Directors’ Plan and 850,000 shares remained available for grant under the Directors’ Plan. The aggregate market value of the unexercised and outstanding options to purchase 343,000 shares of common stock under the Directors’ Plan was $11,147,500 based on a closing price of $32.50 on the NASDAQ National Market on February 28, 2003. Shares subject to awards which expire unexercised or are forfeited will be returned to the Directors’ Plan and will be available for issuance in connection with future grants. Only NQSOs may be granted under the Directors’ Plan.

Purpose

The purposes of the Directors’ Plan are to attract and retain the best available individuals to serve as non-employee directors of Mercury Interactive and to encourage their continued service on the board.

Administration

Generally, the Directors’ Plan is administered by the compensation committee of our board, which is composed entirely of “non-employee director[s],” as defined in Rule 16b-3 promulgated under the Exchange Act, and “outside director[s],” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. With respect to automatic option grants, the compensation committee has no discretion to determine which directors will be granted options, to determine the number of shares subject to options, to determine the exercise price of the options or to determine any terms of such options. The interpretation of any provision of the Directors’ Plan by the compensation committee shall be final and binding. Members of the compensation committee receive no compensation for their services in administering the Directors’ Plan.

Eligibility

Options may be granted only to directors who are not employees of Mercury Interactive.

Directors’ Options

The Directors’ Plan provides that each new non-employee director automatically receives a non-statutory stock option to purchase 50,000 shares of our common stock upon his or her election to the board of directors, and that each non-employee director is also automatically granted a non-statutory option to purchase 20,000 shares of common stock upon his or her re-election each year. The option term is ten years, and the option is exercisable while such person remains a director. The exercise price of the option is 100% of fair market value on the date of grant. The fair market value of the common stock shall be the closing price as of such date as reported by on the NASDAQ National Market. The Directors’ Plan provides that stock subject to each option automatically granted thereunder will vest as to 25% of the shares on each anniversary date of the date of grant. If an optionee ceases to serve as a director for any reason (other than in the case of a merger or acquisition as described below), vesting shall cease as of the date of such termination of service as a director.

Purchase Price; Payment

The exercise price of options granted under the Directors’ Plan must be paid in full by cash, check, shares of Mercury Interactive common stock (which, in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from Mercury Interactive and which have a fair market value on the exercise date equal to the aggregate exercise price of the shares as to which said option shall be exercised). Our compensation committee may authorize as payment the retention of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to Mercury Interactive the amount of sale or loan proceeds required to pay the exercise price. Our compensation committee may also authorize payment by any combination of the foregoing methods.

Termination

In the event of termination of status as a director, the option may thereafter be exercised (to the extent it was exercisable), for a period of thirty days, subject to the stated term of the option. If an optionee’s status as a director is terminated by reason of death or disability, the option will in general be exercisable for six months following death, subject to the stated term of the option. In the event of termination of status as a director in connection with a merger with or into another corporation or the sale of substantially all of the assets of Mercury Interactive, the option shall automatically fully vest and may be exercised for a period of thirty days, subject to the stated term of the option.

Transferability

Except as otherwise designated by the board, options are not transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the director only by such director.

Adjustments for Stock Dividends, Mergers etc.

Our compensation committee is authorized to make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a liquidation or dissolution, all outstanding options will terminate. In the event of a merger with or into another corporation or the sale of substantially all of the assets of Mercury Interactive, outstanding options may be assumed or equivalent options may be substituted by the successor corporation and will continue to vest. If either the options are not assumed or substituted or if the optionee is terminated as a director, then the options for that director become fully vested.

Amendment or Termination of the Directors’ Plan

The board may amend, alter, suspend or discontinue the Directors’ Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any rights then outstanding under the Directors’ Plan without the participant’s consent.

A summary of United State federal income tax consequences of the NQSOs granted under the Directors’ Plan to participants and to Mercury Interactive is set forth above under the heading “Proposal Two—Description of the 2003 Equity Incentive Plan—U.S. Federal Income Tax Information” above.

The board of directors recommends a vote FOR the amendment of the

Amended and Restated 1994 Directors’ Stock Option Plan.

NEW PLAN BENEFITS

The following table sets forth, as to the executive officers named under “Executive Compensation—Summary Compensation Table”, all current executive officers as a group, all current directors who are not executive officers as a group and all other employees as a group, the following information regarding benefits received or allocated in 2003 to the persons and groups set forth below with respect to the Directors’ Plan assuming the stockholders ratify and approve Proposal Three and the non-employee directors nominated for re-election under Proposal One are elected and continue to serve: (i) the market value of the shares of common stock that are or may be subject to options under the Directors’ Plan; and (ii) the number of shares of Mercury Interactive’s common stock subject to options issued or to be issued under the Directors’ Plan. Future awards to executive officers and employees of Mercury Interactive under the 2003 Plan are discretionary and cannot be determined at this time. We have therefore not included a table that reflects such awards.

1994 Directors’ Stock Option Plan
Name of Individual or Identity of Group or Position	Dollar Values($)	Number of Shares Issued(#)
Amnon Landan Chairman of the Board, Chief Executive Officer and President	—	—
Kenneth Klein Chief Operating Officer	—	—
Douglas Smith Executive Vice President and Chief Financial Officer	—	—
Zohar Gilad Vice President, Products	—	—
Yuval Scarlat Vice President, General Manager, Testing and Development Business	—	—
Executive Group (8 persons)	—	—
Non-Executive Director Group (5 persons)	Fair market value on the date of grant	100,000
Non-Executive Officer Employee Group (1,814 persons)	—	—

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our audit committee has selected PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2003, and the stockholders are being asked to ratify such selection. Although Mercury Interactive is not required to seek stockholder approval of this appointment, we believe it is sound corporate practice to do so. If our stockholders do not ratify this appointment, our audit committee will investigate the reasons for stockholder rejection and the board will reconsider the appointment. PricewaterhouseCoopers LLP has been our independent accountants since our inception and, upon recommendation of the audit committee, their reappointment as independent accountants for the fiscal year ending December 31, 2003 has been approved by the board of directors, subject to ratification by the stockholders.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The fees billed to us by PricewaterhouseCoopers LLP for year ended December 31, 2002 were as follows:

Audit Fees:    Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of Mercury Interactive’s consolidated financial statements as of and for the year ended December 31, 2002 and its limited reviews of our unaudited condensed consolidated interim financial statements were $604,000;

Financial Information Systems Design and Implementation Fees:    During the year ended December 31, 2002, PricewaterhouseCoopers LLP rendered no professional services to Mercury Interactive in connection with the design and implementation of financial information systems; and

All Other Fees:    In addition to the fees described above, aggregate fees of approximately $1,375,000 were billed by PricewaterhouseCoopers LLP during the year ended December 31, 2002, primarily for the following professional services:

Audit-related services(a)	$712,000
Income tax compliance and related tax services	$663,000

(a)	Audit related services include fees for issuance of consents, foreign statutory audits, due diligence reviews for potential acquisitions contemplated during the year and complex accounting analysis.

The audit committee has determined that the provision of the services by PricewaterhouseCoopers LLP included in the category “All Other Fees” was compatible with maintaining their independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the ratification of appointment of independent accountants.

The board of directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants.

PROPOSAL FIVE

STOCKHOLDER PROPOSAL ON OPTION EXPENSING

Mercury Interactive is not responsible for the content of the following stockholder proposal and statement of support. Our board of directors opposes this proposal for the reasons stated under the section captioned “Your Board of Directors’ Statement in Opposition to the Option Expensing Proposal,” which immediately follows the proposal below. Proxies solicited on behalf of the board of directors will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, NW, Washington D.C. 20001, who has represented to us that it is the beneficial owner of approximately 500 shares of our common stock, has submitted the following resolution for adoption at the annual meeting, as follows:

“Option Expensing Proposal

Resolved, that the shareholders of Mercury Interactive Corporation (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Statement of Support:    Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123 [sic]). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

A recent report issued by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. ‘The failure to expense stock option grants has introduced a significant distortion in reported earnings,’ stated Federal Reserve Board Chairman Alan Greenspan. ‘Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth,’ Globe and Mail, ‘Expensing Options is a Bandwagon Worth Joining,’ Aug. 10, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings . . .

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free . . .

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?”

“Many companies have responded to investors’ concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.”

Your Board of Directors’ Statement in Opposition to the Option Expensing Proposal

We oppose the so-called Option Expensing Proposal because we believe adopting the “fair value” accounting method will make it more difficult for investors to compare Mercury Interactive’s financial results with those of its peers, and is unnecessary given that Mercury Interactive already provides in its financial statements the salient information and analysis that this proposal seeks to be presented. We urge you to vote AGAINST this proposal for the following reasons:

•	We account for stock options in accordance with the intrinsic value method under generally accepted accounting principles.

In general, we believe that Mercury Interactive should follow the most widely used practice among its peers when given a choice under accounting rules, and are prepared to change Mercury Interactive’s existing accounting practices when they are no longer widely accepted; however, it is not time to make a change. Mercury Interactive, like the vast majority of companies in its peer group, accounts for stock-based compensation for its employees using the “intrinsic value” method presented in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations, and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” Under the intrinsic value method, compensation expense associated with a stock option is the amount by which the market price of the stock exceeds the exercise price of the option on the grant date. Typically, our option awards have zero intrinsic value on the grant date because the exercise price is equal to the market price of the stock on that date. Consequently, we believe the intrinsic value method provides a transparent and accurate picture of the cost of Mercury Interactive’s stock options.

•	Changing Mercury Interactive’s accounting policy now would place us and our investors at a serious disadvantage.

Mercury Interactive’s current approach to accounting for stock-based compensation makes its financial results readily comparable to those of its peers. While we acknowledge that some companies have shifted from intrinsic value to fair value accounting methodology, these companies by and large are not technology or software companies. If Mercury Interactive switched to fair value accounting methodology, it would be in the very small minority of technology or software companies that use this methodology. We believe that such a change would make Mercury Interactive’s financial results more difficult to compare with those of other technology and software companies, and could create confusion in the market for Mercury Interactive common stock and reduce the market price of the corporation’s common stock. For example, Mercury Interactive recently disclosed in its 2002 annual report on Form 10-K that if it had switched to the fair value accounting method, the impact on its earnings per share in 2002 would have been a decrease in reported earnings per share (basic) of $1.27 and $1.17 for 2002 and 2001, respectively.

•	There are serious shortcomings in the valuation methodologies used to value stock options under the fair value method.

The fair value method of accounting for stock options, described by SFAS No. 123, requires companies to use an option valuation model to measure the value of the stock option on the grant date and record such value as compensation expense in the income statement. However, the leading method for valuing stock options, known as the Black-Scholes model, was designed to value short term, publicly traded options and warrants. It was not designed to value employee stock options, which are not freely tradeable and have longer terms (generally 10 years) and vesting and forfeiture provisions that do not encumber publicly traded options. In addition, employee optionees are subject to trading blackout periods during which they cannot sell the shares acquired upon exercise of a stock option. Our experience suggests that the Black-Scholes model is an imprecise tool for calculating the value of employee stock options. As a result, we do not believe the fair value method would increase the transparency and accuracy of accounting for stock options by Mercury Interactive.

•	Interpretations regarding the “fair value” accounting methods are in flux.

We also believe that it is not prudent at this time to adopt the fair value accounting method because the standards and interpretations associated with this method are in flux. Many of the interpretations under SFAS No. 123 and the standards related to the transition from intrinsic value to “fair value” accounting are currently being reviewed by the Financial Accounting Standards Board (“FASB”) and are subject to wide debate in the accounting industry. Accordingly, we believe that Mercury Interactive should not change its method before these issues are resolved by the FASB and much of the debate has subsided.

•	Mercury Interactive already provides comprehensive disclosure regarding equity compensation.

In addition, we believe adopting the fair value accounting method is unnecessary because under existing practices investors are already informed of the impact of fair value accounting treatment of Mercury Interactive’s equity compensation. Mercury Interactive discloses the information and analysis that this proposal seeks to have presented in the footnotes to its financial statements that it files with SEC, including most recently in note 7 to its consolidated financial statements contained in its 2002 Annual Report on Form 10-K. As required by the recently adopted SFAS No. 148, this footnote includes a tabular presentation of total stock compensation cost included in net income, additional stock compensation cost that would have been included in net income had the fair value method been adopted for all stock-based awards; and pro forma net income and earnings per share that would have been reported had the fair value method been adopted for all stock-based awards. Accordingly, the impact of this proposal would be only to shift the location and format of the presentation of this data. We believe that the decision of where and how to present the net income impacts of the application of different accounting methodologies on stock options in financial statements is something best left to the audit committee of the board of directors.

As required by applicable securities laws, Mercury Interactive also discloses annually substantial information regarding compensation of its chief executive officer and its four other most highly compensated executive officers. Contained within this Proxy Statement is detailed information regarding these executive officers’ compensation for the last three fiscal years and option grants and option exercises during the last fiscal year. This disclosure is also incorporated by reference into Mercury Interactive’s Annual Report on Form 10-K.

In sum, your board of directors believes that Mercury Interactive should not adopt this proposal at this annual meeting because (a) the fair value accounting method is not widely used and adoption thereof by Mercury Interactive would make its financial results more difficult to compare to its peers and could negatively impact the market price of its common stock, and (b) existing disclosure practices already provide investors with the information and analysis sought in the proposal. Our audit committee and we intend to monitor the practices of Mercury Interactive’s peer group to ensure that it is producing financial information that is comparable to this group.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the stockholder proposal on expensing options.

The board of directors recommends a vote AGAINST

this proposal for the reasons described above.

PROPOSAL SIX

STOCKHOLDER PROPOSAL ON INDEXED OPTIONS

Mercury Interactive is not responsible for the content of the following stockholder proposal and statement of support. Our board of directors opposes this proposal for the reasons stated under the section captioned “Your Board of Directors’ Statement in Opposition to the Indexed Options Proposal,” which immediately follows the proposal below. Proxies solicited on behalf of the board of directors will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

The Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, P.O. Box 4000, Burlington, Massachusetts 01803, who has represented to us that it is the beneficial owner of approximately 2,900 shares of our common stock, has submitted the following resolution for adoption at our annual meeting, as follows:

“Indexed Options Proposal

Resolved, that the shareholders of Mercury Interactive, Inc. [sic] (the “Company”) request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company’s stock price performance exceeds the peer group performance level.

Statement of Support:    As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company’s primary competitors. The resolution requests that the Company’s Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company’s proxy statement to compare 5 year stock price performance.

Implementing an indexed stock option plan would mean that our Company’s participating executives would receive payouts only if the Company’s stock price performance was better then that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company’s stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform.”

Your Board of Directors’ Statement in Opposition to the Indexed Option Proposal

We oppose the so-called Indexed Option Proposal because we believe it is unnecessary in view of our current policies and practices regarding executive compensation and Mercury Interactive’s financial performance and the performance of the market price of its common stock relative to its peer group. In addition, we believe that the proposal would, if adopted, harm Mercury Interactive in several important ways. We urge you to vote AGAINST this proposal.

Mercury Interactive’s compensation committee is composed of three directors, each of whom is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is charged with the responsibility of administering all aspects of Mercury Interactive’s executive compensation programs. The objectives of these compensation programs are:

•	to provide a means for Mercury Interactive to attract and retain high-quality executives;

•	to tie executive compensation directly to Mercury Interactive’s business and performance objectives; and

•	to reward outstanding individual performance that contributes to the long-term success of Mercury Interactive.

The compensation committee considers carefully the design of its compensation programs, and from time to time meets with compensation consultants, in an effort to achieve each of these objectives and to make sure that its compensation programs are in line with those of Mercury Interactive’s peer group.

In designing its compensation programs for 2003, the compensation committee recently determined, with the help of compensation consultants and a compensation study, that Mercury Interactive’s executive compensation levels are well within the average level of its peer group, many of whom are included in the indices cited under “Stock Price Performance Graph.” In addition, Mercury Interactive’s compensation practices toward senior executives have demonstrated an emphasis on business performance objectives; in 2001, after reviewing fiscal 2000 business performance, the compensation committee froze executive salaries at 2000 levels and senior executives subsequently in 2001 took a 15% reduction in total cash compensation. In view of Mercury Interactive’s past compensation practices and for reasons further described in the following paragraphs, we strongly disagree with the application to Mercury Interactive of the proponent’s generalized claims about the nature of, and unmerited compensation resulting from, stock option grants.

Further, we believe adoption of this proposal is unnecessary for the following reasons:

•	Mercury Interactive’s stock price has outperformed the average stock price of its peer group over the last five years.

Our compensation programs already achieve the results sought under the proposal. A primary objective of the proposal is to implement measures that will result in causing the market price of Mercury Interactive’s common stock to outperform the average market price of its peer group. As reflected under “Stock Price Performance Graph,” our compensation programs have achieved the results sought under the proposal over the last five years.

•	The compensation method described in the proposal would not accomplish the compensation committee’s objectives as well as existing methods of compensation.

The compensation committee has already implemented various measures to ensure that option grants provide senior executives with the appropriate incentives, while also protecting stockholders. The compensation committee generally grants options to Mercury Interactive’s senior executives with vesting restrictions and an exercise price equal to the market price of Mercury Interactive’s common stock on the date of grant. Under Mercury Interactive’s stock plans, these options cannot be repriced without prior stockholder approval. We believe that the framework of these awards directly motivates executives to raise the market price of Mercury Interactive’s common after the date of such grant by improving the corporation’s performance and financial results. In comparison, we believe the proposal indirectly, and potentially ineffectively, motivates executives to enhance the corporation’s performance and financial results, and shifts the emphasis from solely improving Mercury Interactive’s stock price to improving its stock price relative to a group of other companies. For instance, it is not clear that the proposal, if adopted, would align the interests of senior executives and the stockholders, as a senior executive would benefit from a decline in the peer group index while stockholders would not. We believe that the approach the compensation committee has selected best aligns the interests of senior executives with those of the stockholders over the long-term.

Further, we believe that the peer group or broader index is not an appropriate benchmark to use in every situation because it does not adequately orient senior executives toward the individual and internal objectives the compensation committee may wish to emphasize; until another compensation method is developed that the compensation committee determines is at least as effective in providing long-term incentives to senior executives as are traditional options, we believe that Mercury Interactive is better off having the flexibility to use different types of stock options in its compensation programs.

•	Mercury Interactive’s stock plans prohibit repricings without stockholder approval, which eliminates one of the purported reasons to adopt the proposal.

The proponent claims that the pressure to reprice outstanding options would be lessened by adopting the proposal. However, the stockholders are already protected from option repricings; under Mercury Interactive’s stock plans, including the 2003 Plan, the stockholders control whether or not Mercury Interactive may reprice its options. In fact, since its inception, Mercury Interactive has not effected an option repricing program for its employees. Accordingly, this concern of the proponent is already dealt with under current arrangements.

Further, we believe adoption of this proposal could harm Mercury Interactive for the following reasons:

•	The compensation method described in the proposal would put Mercury Interactive at a competitive disadvantage in the market for executive talent.

In general, we believe that Mercury Interactive should follow the most widely used compensation practices among its peers and the broader marketplace for executive talent, and are prepared to change Mercury Interactive’s existing compensation practices when they are no longer competitive with the compensation practices of our peers and the broader marketplace for executive talent. Presently, the vast majority of companies with whom Mercury Interactive competes for executive talent do not have a consistent policy of using the compensation method described in the proposal. We believe that this practice is not widely used because, among other reasons, senior executives perceive indexed options to be not as valuable as traditional options, especially if the subject company and its peers are in an industry whose companies’ stock prices are more volatile as compared to the broader market. If this proposal were adopted, we believe that we would be at a disadvantage to our competitors in the market for executive talent because senior executives and senior executive candidates would view our compensation practices as atypical and inferior to the compensation practices of other employers in this marketplace.

This disadvantage could harm Mercury Interactive and its stockholders in several important ways. First, we believe Mercury Interactive will find it more difficult to retain and motivate its current senior executives. Second, we believe Mercury Interactive will find it more difficult to attract and successfully recruit senior executives. Third, we believe this disadvantage will lead, or raise the competitive pressure for, Mercury Interactive to increase the value of, or the number options it awards within, the compensation packages it offers. For instance, to attract or retain senior executives, Mercury Interactive may have to offer more cash, direct stock awards or a larger number of indexed options to compensate for the discounted value of these awards, which could lower the cash available for Mercury Interactive’s general corporate purposes or cause more dilution to existing stockholders than under existing compensation practices, as the case may be.

•	The compensation method described in the proposal would result in Mercury Interactive recording quarterly charges against earnings.

We believe that the accounting charges associated with implementing the proposal would depress and artificially add volatility to Mercury Interactive’s earnings and are not beneficial to the stockholders’ interests. Under applicable accounting standards and interpretations, the measurement date for determining compensation costs for stock options is the first date on which are known both (1) the number of shares that an employee is entitled to receive under an option and (2) the option’s exercise price. If senior executives’ stock options were indexed as proposed, Mercury Interactive would have to re-calculate the compensation cost related to these options at the end of each quarter and recognize the newly calculated expense over the period the employee performs the related services. Current financial reporting requirements for stock options do not require the associated compensation expense to be included in net earnings if the exercise price equals or exceeds the underlying stock’s fair market value on the date of grant. If the proposal were adopted, additional compensation expense might have to be recognized in Mercury Interactive’s income statement arising from indexing stock options, which would negatively impact Mercury Interactive’s reported financial results and business performance relative to other companies.

•	The compensation method described in the proposal could compromise tax advantages Mercury Interactive has with respect to its executive compensation.

We believe that standard options issued under Mercury Interactive’s stockholder-approved option plans may provide tax advantages for Mercury Interactive that indexed options may be unable to match. Section 162(m) of the Internal Revenue Code of 1986 limits the amount of executive compensation that public companies may deduct in their tax returns. Under current tax laws, Mercury Interactive does not have to count “performance-based compensation” toward this limit. Standard options issued under Mercury Interactive’s stockholder- approved option plans qualify as performance-based compensation. We believe it is unclear whether indexed options so qualify, as the selection of performance criteria related to indexed options can affect whether performance-based compensation may be deducted under stockholder-approved performance criteria for purposes of Section 162(m). If Mercury Interactive was required to count the compensation charges associated with options toward its Section 162(m) limit, we believe that it would have to report more taxable income to the IRS, and possibly pay more taxes, than if it was not so required. Accordingly, we believe Mercury Interactive would be better off retaining the ability to grant standard options to its executives under its stockholder-approved option plans.

In sum, your board of directors, including the compensation committee thereof, believes that Mercury Interactive’s existing executive compensation programs align executive incentives with the long-term interests of our stockholders because of the direct benefits senior executives receive through improved stock performance. For the reasons stated above, we also believe that the stockholder proposal is unnecessary and would undermine the long-term interests of the stockholders by adversely affecting Mercury Interactive’s ability to attract and retain the most qualified executives needed to manage its business, would result in quarterly charges that would depress, and add volatility to, earnings from period to period, and would possibly diminish some of Mercury Interactive’s tax advantages.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the stockholder proposal on indexed options.

The board of directors recommends a vote AGAINST

this proposal for the reasons described above.

BOARD STRUCTURE AND COMPENSATION

Board Meetings and Committees

During the fiscal year ended December 31, 2002, there were seven meetings of our board of directors. Each incumbent director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the board and (ii) the total number of meetings held by all committees of the board on which each such director served. The board and committees of the board also approved certain matters by unanimous written consent. The board has a compensation committee, an audit committee and a nominating and corporate governance committee. Each standing committee is described as follows:

Audit Committee.    The audit committee was established on August 31, 1989. In May 2000 the board of directors adopted a written charter for the audit committee. A copy of the audit committee charter is attached to this proxy statement as Appendix A. The report of the audit committee for fiscal 2002 is included in this proxy statement. The purpose of the audit committee is to oversee and monitor our accounting and financial reporting processes, the audits of our financial statements, the qualifications, independence and performance of our independent accountants and our internal accounting and financial controls. In fiscal 2002, the audit committee originally consisted of Messrs. Yaron, Shamir and Kohavi. In July 2002, Mr. Ostler replaced Mr. Yaron as a member of the audit committee. Mr. Ostler is the chairman of the audit committee. The audit committee met seven times during fiscal 2002. The members of the audit committee who served during fiscal 2002 are “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Compensation Committee.    The compensation committee was established on August 31, 1989. On October 29, 2002, the board of directors adopted a written compensation committee charter. A copy of the compensation committee charter is attached to this proxy statement as Appendix B. The report of the compensation committee for fiscal 2002 is included in this proxy statement. The compensation committee is responsible for:

•	determining the overall compensation policies for Mercury Interactive;

•	determining salaries, incentives and other forms of compensation for executive officers; and

•	administering all incentive compensation and benefit plans.

In fiscal 2002, the compensation committee originally consisted of Messrs. Yaron, Shamir, and Kohavi. In July 2002, Mr. Zingale replaced Mr. Kohavi as a member of the compensation committee. Dr. Yaron is the chairman of the compensation committee. The compensation committee met five times during fiscal 2002.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee was established on July 31, 2002, at which time the board of directors adopted a written charter for the committee. A copy of the nominating and corporate governance committee charter is attached to this proxy statement as Appendix C. The nominating and corporate governance committee is expected to identify, evaluate and recommend nominees for the board of directors, evaluate the composition, organization and governance of the board of directors and its committees and develop and recommend corporate governance principles and policies. Since its inception, the nominating and corporate governance committee has consisted of Messrs. Kohavi, Yaron and Ostler. Dr. Kohavi is the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee met one time during fiscal 2002.

Board Compensation

In fiscal 2002, our non-employee directors received a retainer of $25,000 per year for serving on the board of directors, paid $6,250 per quarter. In fiscal 2003, the retainer amount was increased to $30,000 per year, also to be paid in equal quarterly installments. In addition, our directors are reimbursed for their expenses in attending out-of-town meetings.

Currently, non-employee directors are automatically granted an initial option to purchase 50,000 shares of our common stock when they first join the board, and thereafter receive annual grants to purchase 10,000 shares of Mercury Interactive common stock on their date of re-election to the board, under the Directors’ Plan. Under this plan, Messrs. Kohavi, Shamir and Yaron were each granted an option to purchase 10,000 shares on the date of the 2002 Annual Meeting of Stockholders at an exercise price of $38.70. These annual options vest in whole on the fifth anniversary of the date of grant, provided that the director has continually served as a director until that time. In August 1998, those three non-employee directors also received a one-time grant of 100,000 shares, which vests as to 20,000 shares per year. Each option granted to our directors under the Directors’ Plan has a ten-year term and terminates 30 days after the director ceases to be one of our directors, or six months after such time, if the termination of board service is due to death or disability. If the proposal to amend the Directors’ Plan is approved by our stockholders at the annual meeting, then annual option grants to our non-employee directors would increase from 10,000 to 20,000 shares of Mercury Interactive common stock on their date of re-election to the board, and future initial option grants and annual option grants would vest 25% per year over four years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In fiscal 2002, the compensation committee originally consisted of Messrs. Yaron, Shamir, and Kohavi. In July 2002, Mr. Zingale replaced Mr. Kohavi as a member of the compensation committee. No member of the compensation committee had a relationship during fiscal 2002 that would constitute an interlocking relationship with executive officers or directors of another entity.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned in each of the past three years by our chief executive officer and each of our other four most highly compensated executive officers (the “Named Executive Officers”):

	Annual Compensation							Long-Term Compensation	All Other Compensation ($)
Name and Principal Position	Year	Salary($)		Bonus($)		Other Annual Compensation ($)		Securities Underlying Options(#)
Amnon Landan Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	756,250 466,667 480,800		425,000 500,000 600,000	(1) (2) (3)	124,408 — —	(4)	700,000 700,000 700,000	— — —

Kenneth Klein Chief Operating Officer	2002 2001 2000	350,000 332,500 320,040		212,500 250,000 75,000	(1) (2) (3)	118,400 68,637 228,307	(4) (5) (5)	350,000 350,000 300,000	— — —

Douglas Smith Executive Vice President and Chief Financial Officer	2002 2001 2000	350,000 332,500 165,019	(6)	212,500 1,300,000 —	(1) (7)	80,731 — —	(8)	— 500,000 450,000	— — —

Zohar Gilad Vice President, Products	2002 2001 2000	275,000 180,500 177,550		63,750 75,000 90,000	(1) (2) (3)	— — —		150,000 100,000 100,000	— — —

Yuval Scarlat General Manager & Vice President, Testing and Development Business	2002 2001 2000	275,000 190,000 187,500		63,750 75,000 75,000	(1) (2) (3)	7,200 7,200 7,000	(5) (5) (5)	150,000 100,000 100,000	— — —

(1)	For 2002, represents bonuses for 2001 that were paid in 2002. In 2003, the following officers were paid the following bonuses for 2002: Mr. Landan $400,000; Mr. Smith $250,000; Mr. Klein $250,000; Mr. Gilad $100,000 and Mr. Scarlat $100,000.

(2)	For 2001, represents bonuses for 2000 that were paid in 2001.

(3)	For 2000, represents bonuses for 1999 that were paid in 2000.

(4)	Represents amounts reimbursed for taxes in 2002, relating to car arrangements, including arrangements for prior years.

(5)	Reflects the amounts paid as sales commission and/or a car allowance.

(6)	Mr. Smith joined us as a part-time employee in May 2000 and as an executive officer in August 2000 and therefore compensation paid from May 23, 2000 until December 31, 2000 is reflected.

(7)	Represents a special one-time bonus of which $1,150,000 was paid in 2001 pursuant to Mr. Smith’s Employment Agreement and $150,000 which represents a bonus for 2000 that was paid in 2001.

(8)	Reflects the amounts paid for a car service and reimbursement of taxes relating to such car service.

Stock Splits

All share and option numbers in this proxy statement have been adjusted to reflect the 2-for-1 stock splits paid to our stockholders in the form of stock dividends on February 26, 1999 and February 11, 2000.

Option Grants In Last Fiscal Year

The following table sets forth each grant of stock options made during the year ended December 31, 2002 to each of the Named Executive Officers:

	Individual Grants			Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in	Exercise or Base Price ($/SH)(3)
Name	(#)(1)	Fiscal Year(%)(2)			5%($)	10%($)
Amnon Landan(5)	700,000	11.68	29.29	01/22/12	12,894,227	32,676,502
Kenneth Klein(5)	350,000	5.84	29.29	01/22/12	6,447,113	16,338,251
Douglas Smith(5)	—	—	—	—	—	—
Zohar Gilad(5)	150,000	2.50	29.29	01/22/12	2,763,049	7,002,107
Yuval Scarlat(5)	150,000	2.50	29.29	01/22/12	2,763,049	7,002,107

(1)	Under the terms of the Amended and Restated 1999 Stock Option Plan, the compensation committee of the board of directors retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2)	An aggregate of 5,993,154 options to purchase shares of common stock of Mercury Interactive were granted to employees during 2002 under the Amended and Restated 2000 Supplemental Stock Option Plan and the Amended and Restated 1999 Stock Option Plan.

(3)	The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(4)	These columns show the hypothetical gains or “option spreads” of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent any estimate or projection of future common stock prices.

(5)	Messrs. Landan, Klein, Gilad and Scarlat were granted options on January 22, 2002. Each option vests at the rate of 1/4th of the shares subject to the option at the end of twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter as long as such optionee’s employment with Mercury Interactive has not terminated. Under the Amended and Restated 1999 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Mercury Interactive, at its option, upon the optionee’s termination of employment. Mr. Smith received his annual option grant to purchase 400,000 shares for 2002 on November 2, 2001 upon becoming the Chief Financial Officer. Mr. Smith’s stock option was on the same terms as described in this footnote.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

The following table provides certain information concerning the exercises of options by each of the Named Executive Officers during the year ended December 31, 2002, including the aggregate value of gains on the date of exercise:

Name	Number of Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)(2)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Amnon Landan	—	—	3,340,000	—	25,090,035	—
Kenneth Klein	150,000	4,216,216	1,221,831	—	3,773,188	—
Douglas Smith	—	—	950,000	—	2,144,000	—
Zohar Gilad	32,592	898,768	525,000	—	3,703,879	—
Yuval Scarlat	44,669	1,258,679	384,500	—	571,674	—

(1)	Calculated by determining the difference between the closing price of Mercury Interactive’s common stock on the NASDAQ National Market on the date of exercise, or year-end ($29.65), as the case may be, and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.

(2)	Under the Amended and Restated 1999 Stock Option Plan and Amended and Restated 1989 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Mercury Interactive, at its option, upon the optionee’s termination of employment.

Severance Agreements

For a description of our severance agreements with our Named Executive Officers, please refer to “Certain Relationships and Related Transactions—Change in Control Agreements” below.

EQUITY COMPENSATION PLAN INFORMATION

Summary Table

The following table sets forth certain information as of December 31, 2002 with respect to compensation plans under which shares of Mercury Interactive common stock may be issued, excluding the shares we are proposing to reserve for issuance under the 2003 Plan that is subject to stockholder approval at the annual meeting:

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders (1)	18,575,378		$34.21		3,846,119	(2)
Equity Compensation Plans Not Approved by Security Holders	3,957,581	(3)	$35.79	(3)	1,982,638

Total	22,532,959		$34.77		5,828,757

(1)	Excludes purchase rights accruing under the Amended and Restated 1998 Employee Stock Purchase Plan. Under the Amended and Restated 1998 Employee Stock Purchase Plan, each eligible employee may purchase shares of common stock at semi-annual intervals on February 15 and September 15 each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(2)	Includes 603,987 shares available for issuance under the Amended and Restated 1998 Employee Stock Purchase Plan.

(3)	Excludes information for options assumed by Mercury Interactive in connection with acquisitions of companies. As of December 31, 2002, a total of 44,389 shares of our common stock were issuable upon exercise of outstanding options assumed in those acquisitions. The weighted average exercise price of those outstanding options is $15.76 per share. No additional options may be granted under the plans under which these options were assumed.

We maintain the Amended and Restated 1989 Stock Option Plan, Amended and Restated 1999 Stock Option Plan, 1994 Directors’ Stock Option Plan, and Amended and Restated 1998 Employee Stock Purchase Plan, each of which was approved by our stockholders, and the 1996 Supplemental Stock Option Plan and the Amended and Restated 2000 Supplemental Stock Option Plan, each of which were not subject to stockholder approval.

Equity Compensation Plans Not Approved By Stockholders

1996 Supplemental Stock Option Plan

In May 1996, our board adopted the 1996 Supplemental Stock Option Plan which allowed grants of options only to any employees who were not U.S. citizens and who were not one of our executive officers or directors. This plan was not approved by our stockholders. Options are no longer granted under this plan; however, as of December 31, 2002, options to purchase a total of 84,766 shares of common stock were outstanding thereunder. Option grants under this plan have exercise prices of not less than 85% of the fair market value of the stock on the date of grant. All options granted under this plan expire 10 years from the date of grant. In the event a participant’s employment or service with us terminates prior to this expiration date, the participant’s option may thereafter be exercised (to the extent it was vested on the date of termination), for a period of either six months (in the case of death or disability) or 30 days (for other terminations). Outstanding options under this plan generally vest over a period of four years. If Mercury Interactive were to be acquired and the acquiring corporation did not assume, replace or substitute the awards granted under this plan, all outstanding awards would become fully vested and would terminate to the extent unexercised at the time the acquisition closed.

2000 Supplemental Stock Option Plan

In July 2000, our board adopted the 2000 Supplemental Stock Option Plan which allows options and stock purchase rights to be granted only to any employee who is not a U.S. citizen and who is not one of our executive officers or directors. This plan has not been approved by our stockholders. A total of 6,000,000 shares have been reserved for issuance upon exercise of stock options under this plan, and as of December 31, 2002, options to purchase a total of 3,872,815 shares of common stock were outstanding under this plan and 1,982,638 options are available for grant. Option grants under this plan must be at exercise prices not less than 100% of the fair market value of the stock on the date of grant. The other material provisions of this plan are identical to those of the 1996 Supplemental Stock Option Plan, except that all the term of options granted in certain European countries may be different and this plan provides for the grant of stock purchase rights.

* * * * *

The following pages contain a report issued by our Compensation Committee relating to executive compensation for the fiscal year ended December 31, 2002, a chart titled “Stock Performance Graph “and a report issued by our Audit Committee relating to its review of our financial statements, procedures and practices. Stockholders should be aware that under SEC rules, the Report of the Compensation Committee, the Stock Performance Graph and the Audit Committee Report are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the board of directors of Mercury Interactive is charged with the responsibility of administering all aspects of Mercury Interactive’s executive compensation programs. The board adopted a written charter for the compensation committee on October 29, 2002, which is attached to this proxy statement as Appendix B. Mercury Interactive’s compensation committee is composed of three directors, each of whom is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is charged with the responsibility of administering all aspects of Mercury Interactive’s executive compensation programs. In fiscal 2002, the compensation committee originally consisted of Messrs. Yaron, Shamir, and Kohavi. In July 2002, Mr. Zingale replaced Mr. Kohavi as a member of the compensation committee.

Compensation Philosophy

Mercury Interactive’s executive compensation philosophy is to tightly link compensation with individual achievement, company performance, and the creation of stockholder value. This is accomplished through three primary objectives:

•	provide a means for Mercury Interactive to attract and retain high-quality executives;

•	tie executive compensation directly to Mercury Interactive’s business and performance objectives; and

•	reward outstanding individual performance that contributes to the long-term success of Mercury Interactive.

Near the beginning of the fiscal year, we review officer compensation levels for the upcoming fiscal year, as well as actual bonus payments and equity awards for the completed fiscal year. In determining compensation for a specific officer, we consider many factors, including the scope of the officer’s particular job, his or her performance in the job, the expected value of the officer’s future impact or contribution to Mercury Interactive’s success and growth, our recent financial performance, and market competitiveness. We review comparative software and broad high-technology industry pay data for executives in companies of similar size and complexity who we consider our peers. Our officers are matched to positions in the peer data with similar job scope and responsibility. In establishing officer compensation recommendations, we review, and give considerable weight to, the recommendations of the Chief Executive Officer, except with respect to his own compensation.

Compensation Elements

We deliver executive compensation through a combination of fixed and variable cash and equity vehicles. Having a compensation program that allows Mercury Interactive to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, stimulate technological innovation, reinforce company values and adequately reward employees.

Base Salary.    We target a base salary market position for each officer that is between the median and upper quartile of the market depending on the officer’s experience in their respective position and individual performance. The officers are eligible for a base salary increase each year that is determined under the business-wide performance review process and salary increase guidelines.

Annual Incentives.    Our annual bonus plan is structured to deliver total cash compensation (base salary plus annual incentive) that is competitive with Mercury Interactive’s peers for commensurate performance. Target annual incentive award opportunities are established at the beginning of the fiscal year and are approximately 70% of base salary for the named executive officers; however, actual awards may range from nothing to 150% of each officer’s target based on company and individual performance. Awards are paid for the achievement of specific, well-defined goals in the following categories: (1) overall business performance; (2) business unit/function goals; and (3) individual performance.

For 2002, the overall company performance metric was achieved. Based on this performance and the achievement of individual goals by each officer, we approved annual incentive payments totaling $1,100,000 for the group of Named Executive Officers, each of whom earned 100% of their target award. All annual incentive awards were paid in cash.

Equity Compensation.    The compensation committee believes that long-term incentives, primarily delivered through stock options, are an effective vehicle to encourage ownership in Mercury Interactive and align the interests of officers with those of stockholders. We refined the process for determining individual stock option awards in 2002 with the assistance of an independent consultant. Stock option awards are designed to target the 50th percentile to 75th percentile of Mercury Interactive’s peer group, though actual awards may vary based on individual performance, the strategic importance of the individual and retention objectives. Future stock option grants may be reduced based on our dilution constraints. At the beginning of 2003, we approved stock option awards totaling 1,200,000 shares for the group of Named Executive Officers.

Chief Executive Officer Compensation

The base salary, annual bonus and long-term incentives paid to Mr. Landan in 2002 were generally determined in accordance with the Mercury Interactive compensation philosophy and practices, as outlined above. Mr. Landan is eligible to participate in the same compensation plans, including the annual and long-term incentive plans available to our other officers and employees.

For 2002, Mr. Landan’s base salary was originally $600,000. During the year, the compensation committee increased Mr. Landan’s base salary retroactively to the beginning of the year to $750,000 in recognition of Mr. Landan’s performance in leading the company to exceptional performance relative to peers during the economic downturn. The compensation committee used a peer group deemed to be comparable to our overall peer group described above for the purposes of determining the Chief Executive Officer’s compensation. This base salary level represents the upper quartile of chief executive officers in the Mercury Interactive peer group. Mr. Landan’s 2002 target incentive opportunity under the officer annual incentive plan was equal to 67% of base salary. Based on the achievement of the goals under the annual incentive plan, we approved an annual incentive payment for 2002 of $400,000 for Mr. Landan, which was paid in 2003.

Mr. Landan was also eligible to receive an annual stock option grant in 2002 based on performance. At the beginning of 2002, Mr. Landan received an option to purchase 700,000 shares based on Mercury Interactive’s performance in 2001. After considering the criteria outlined in the above section and based on the performance of Mercury Interactive in 2002, at the beginning of 2003 we approved an option to purchase 670,000 shares of our common stock for Mr. Landan. However, Mr. Landan felt that given the company’s dilution constraints, 70,000 shares should be returned to the pool for other purposes; therefore, Mr. Landan was granted an option to purchase 600,000 shares. The option vests 25% on the one-year anniversary of grant and monthly thereafter over the next three years.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by us of compensation in excess of $1 million paid to any of its most highly compensated executive officers. However, performance-based compensation that has been approved by Mercury Interactive’s stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the committee of the board of directors that establishes such goals consists only of “outside directors” (as defined for purposes of Section 162(m)).

Mercury Interactive’s policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintaining competitive performance-based compensation that is aligned with strategic business objectives. Mr. Landan’s cash compensation exceeded the $1 million threshold in 2002 and as a consequence, there was a reduction in the tax deduction available to Mercury Interactive; however, this reduction was minimal.

The foregoing report has been furnished by the compensation committee of the board of directors of Mercury Interactive Corporation.

Compensation Committee

Giora Yaron, Chairman

Yair Shamir

Anthony Zingale

Igal Kohavi (committee member through July 2002)

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares the cumulative total return to stockholders on Mercury Interactive’s common stock between December 31, 1997 and December 31, 2002 with the cumulative total return of the S&P 500 Index, the JP Morgan H&Q Computer Software Index and the S&P 500 Information Technology Index. As the JP Morgan H&Q Computer Software Index, against which we historically gauged the performance of our common stock, is no longer active, we added the S&P 500 Information Technology Index. The graph assumes that $100 was invested on December 31, 1997 in Mercury Interactive’s common stock in each of the foregoing indices and assumes the reinvestment of dividend, if any. No dividends have been declared or paid on Mercury Interactive common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

MERCURY INTERACTIVE

S&P 500 INDEX

JP MORGAN H&Q COMPUTER SOFTWARE INDEX

S&P 500 INFORMATION TECHNOLOGY INDEX

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the audit committee members satisfies the definition of independent director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. In fiscal 2002, the audit committee originally consisted of Messrs. Yaron, Shamir and Kohavi. In July 2002, Mr. Ostler replaced Mr. Yaron as a member of the audit committee. The board adopted a written charter for the audit committee on May 16, 2000, a copy of which is attached to this proxy statement as Appendix A. A copy of the audit committee’s charter is also available upon written request from Mercury Interactive or by referring to our definitive proxy statement filed with the SEC on or about April 4, 2003, which is available at the SEC’s website at www.sec.gov.

The audit committee has reviewed Mercury Interactive’s audited consolidated financial statements and discussed such statements with management and the independent accountants. The audit committee has also discussed with PricewaterhouseCoopers LLP, Mercury Interactive’s independent accountants during the fiscal year ended December 31, 2002, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The audit committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. The audit committee also considered whether the provision of non-audit services by the independent accountants was compatible with maintaining the accountants’ independence and has discussed with the accountants’ their independence. Based on the review and discussions noted above, the audit committee recommended to the board that Mercury Interactive’s audited consolidated financial statements be included in Mercury Interactive’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and be filed with the SEC.

The foregoing report has been furnished by the audit committee of the board of directors of Mercury Interactive Corporation.

Audit Committee

Clyde Ostler, Chairman

Igal Kohavi

Yair Shamir

Giora Yaron (committee member through July 2002)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Executive Officers

In October 1998, September 1999, April 2001 and September 2001, we extended loans to Amnon Landan in the amounts of $2,500,000, $1,000,000, $905,960 and $805,087, respectively, in connection with Mr. Landan’s exercise of stock options. The loans are secured by the shares of our common stock purchased by Mr. Landan upon exercise of those stock options and are evidenced by promissory notes.

In April 2001, Mercury Interactive extended a loan to Kenneth Klein in the amount of $1,197,249 in connection with Mr. Klein’s exercise of stock options. The loan is secured by the shares of our common stock purchased by Mr. Klein upon exercise of those stock options and is evidenced by a promissory note.

The following table sets forth the details of the loans and describes the largest amount of indebtedness of each of the executive officers during fiscal year 2002 and the amount of indebtedness of each of the executive officers at March 13, 2003. On March 12, 2003, Mr. Landan paid an aggregate of $3.4 million to pay off his loans in full prior to the due date.

Executive Officer	Loan Date	Principal Amounts	Highest Outstanding Balance in FY 2002	Outstanding Balance as of March 13, 2003	Interest Rate		Due in Full
Amnon Landan	October 15, 1998 September 15, 1999 April 4, 2001 September 28, 2001	$2,500,000 1,000,000 905,960 850,087	$1,308,049 563,923 954,783 866,100	$0 0 0 0	5.0 5.0 6.0 3.75	% % % %	March 31, 2006 March 31, 2006 March 31, 2006 August 30, 2006
Kenneth Klein	April 4, 2001	1,197,249	1,261,770	497,241	6.0%		March 31, 2006

Change in Control Agreements

We entered into letter agreements dated February 26, 1998 with Mr. Landan, July 22, 1998 with Mr. Klein, and August 28, 2000 with Mr. Smith, and two other executive officers that are not Named Executive Officers, which provide that in the event that their employment is terminated for any reason other than cause within 18 months of a change in control of Mercury Interactive, each shall be entitled to severance benefits of one year’s base salary and all of their stock options shall immediately vest in full upon such termination. Messrs. Landan’s, Klein’s and Smith’s base salary and unvested options as of December 31, 2002 are set forth in “Executive Compensation” above.

Business with Wells Fargo & Company

Clyde Ostler, one of our directors, is an executive officer of Wells Fargo & Company, a financial company and a company with which we do business. During fiscal year 2002, we recorded total revenues from the sale of products and services to Wells Fargo & Company and its affiliates of approximately $900,000. In addition, during fiscal year 2002, we maintained cash deposit accounts with Wells Fargo & Company totaling approximately $1.6 million and an investment account related to investments in our Israeli research and development facility totaling approximately $188.0 million. We believe that our transactions with Wells Fargo & Company were on terms no more favorable than those with unrelated parties and that Mr. Ostler has not had and will not have a direct or indirect material interest in these transactions.

Marketing Agreement

Anthony Zingale, one of our directors is a director of Biz360, Inc. a privately held enterprise software company. In January 2003, our Audit Committee approved a 15-month subscription agreement with Biz360 to purchase marketing services for $110,000, which amount has been paid. We believe that this transaction with Biz360 was on terms no more favorable than those with unrelated parties and that Mr. Zingale has not had and will not have a direct or indirect material interest in this transaction.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 28, 2003 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Number	Percentage Ownership
T. Rowe Price Associates, Inc.(3)(4) 100 East Pratt Street Baltimore, MD 21202	6,994,928	8.2%
Morgan Stanley (3) 1585 Broadway New York, NY 10036	4,784,081	5.6%
Amnon Landan(5)(6)	4,374,257	4.9%
Kenneth Klein(5)(7)	1,542,998	1.8%
Douglas Smith(5)(8).	1,151,540	1.3%
Zohar Gilad(5)(9)	674,117	*
Yuval Scarlat(5)(10)	511,135	*
Giora Yaron(11)	33,000	*
Yair Shamir(12)	20,000	*
Clyde Ostler	2,500	*
Igal Kohavi	—	*
Anthony Zingale	—	*
All directors and officers as a group (13 persons)(5)(6)(7)(8)(9)(10)(11)(12)(13)	8,838,401	9.5%

*	Less than 1%.

(1)	Percentage ownership is based on 85,262,616 shares of common stock outstanding as of February 28, 2003. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2003 are deemed to be outstanding for the purpose of computing the percentage ownership of a person or entity in this table, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

(2)	Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3)	Number of shares beneficially owned or of record is determined solely from information reported on a Schedule 13G on or before February 28, 2003.

(4)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)

Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days of February 28, 2003. Because all options granted by Mercury Interactive pursuant to our Amended and

Restated 1999 Stock Option Plan and our Amended and Restated 1989 Stock Option Plan are immediately exercisable whether or not vested, all options granted pursuant to the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1989 Stock Option Plan, held by parties named in the table have been treated as currently exercisable. However, Mercury Interactive has a right to repurchase, upon the optionee’s termination of employment, any shares acquired by the optionee through the exercise of any unvested options. This repurchase right lapses over time.

(6)	Includes 3,940,000 shares subject to stock options held by Mr. Landan that are exercisable within 60 days of February 28, 2003, of which 2,413,750 shares were vested as of such date.

(7)	Includes 1,396,831 shares subject to stock options held by Mr. Klein that are exercisable within 60 days of February 28, 2003, of which 769,206 shares were vested as of such date.

(8)	Includes 1,150,000 shares subject to stock options held by Mr. Smith that are exercisable within 60 days of February 28, 2003, of which 557,291 shares were vested as of such date.

(9)	Includes 625,000 shares subject to stock options held by Mr. Gilad that are exercisable within 60 days of February 28, 2003, of which 358,437 shares were vested as of such date.

(10)	Includes 509,500 shares subject to stock options held by Mr. Scarlat that are exercisable within 60 days of February 28, 2003, of which 217,937 shares were vested as of such date.

(11)	Includes 33,000 shares subject to stock options held by Mr. Yaron that are exercisable within 60 days of February 28, 2003, all of which were vested as of such date.

(12)	Includes 20,000 shares registered in the name of Goldfarb & Levy and held on behalf of Mr. Shamir.

(13)	Includes 3,854 shares and 525,000 shares subject to stock options held by executive officers not separately listed in this table that are exercisable within 60 days of February 28, 2003, of which 144,581 shares were vested as of such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2002, except as follows: Kenneth Klein filed one late report covering four transactions and Igal Kohavi filed two late reports covering three transactions.

OTHER MATTERS

We know of no other matters to be brought before the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the board of directors may recommend.

MERCURY INTERACTIVE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, IS AVAILABLE WITHOUT CHARGE TO EACH STOCKHOLDER BY SENDING A WRITTEN REQUEST TO THE UNDERSIGNED AT MERCURY INTERACTIVE’S ADDRESS INDICATED ON THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON THE FIRST PAGE OF THIS PROXY STATEMENT.

THE BOARD OF DIRECTORS

Susan J. Skaer

Vice President, General Counsel and Secretary

Dated:  April 4, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

MERCURY INTERACTIVE CORPORATION

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to its stockholders, the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership and Meetings

The Committee shall be comprised of not less than three non-employee members of the Board. The Board shall designate a chairman of the Committee. The Committee’s composition will meet the requirements of the Audit Committee Policy of the NASDAQ.

Accordingly, all of the members will be directors who:

•	Have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

•	Are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

The Committee shall meet at least four times annually or more frequently as the committee may deem appropriate

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including any internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

A-1

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	Review and discuss with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61.

•	Review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of the Form 10-Q.

•	Discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The audit committee shall review the independence and performance of the auditors. With respect to the independence of the independent auditors, the Committee shall:

•	Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

•	Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

•	Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

•	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

Other Matters

The Committee shall prepare such reports as are required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement and maintain minutes of its meetings.

A-2

APPENDIX B

COMPENSATION COMMITTEE CHARTER

MERCURY INTERACTIVE CORPORATION

I.    Purpose and Authority

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Mercury Interactive Corporation (the “Company”) is to discharge the Board’s responsibilities relating to the compensation of the Company’s executives. The Committee’s principal functions are as follows:

•	Executive and Other Compensation. The Committee will establish and maintain compensation policies applicable to the Company, and to the extent set forth below, the executive officers, including specific performance goals and related awards for executive officers.

•	Stock Plan Administration. The Committee will supervise the Company’s administration of its equity incentive plans for employees whether adopted prior to or after the date of adoption of this charter (the “Stock Plans”), including, among other things, interpreting, modifying and amending the Stock Plans and agreements thereunder, and approving the issuance of awards thereunder to executive officers.

•	Compensation Committee Report. The Committee will prepare an annual report on executive compensation for inclusion in the Company’s annual meeting proxy statement to the extent required by regulations of the Securities and Exchange Commission (the “SEC”).

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter.

The Committee shall have the authority and right, as and when it shall determine to be necessary or appropriate to the functions of the Committee, at the expense of the Company and not at the expense of the members of the Committee, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the authority to approve the fees and other retention terms of such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

II.    Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be (i) ”independent” as defined by the rules of The NASDAQ Stock Market, as they may be amended from time to time (the “Rules”), except as may otherwise be permitted by such Rules; (ii) a “Non-Employee Director”, as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

III.    Meetings

Meetings of the Committee shall be held in conjunction with the Board’s regularly scheduled quarterly meetings. Additional meetings of the Committee shall be held from time to time as needed, as determined by the

Board or the Committee. In lieu of a meeting, the Committee may also act by unanimous written consent resolution. Minutes shall be kept of each meeting of the Committee, and copies of the minutes will be provided to each member of the Committee for review.

IV.    Duties and Responsibilities

The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.	The Committee will review and approve the compensation arrangements, including annual salary, bonus, stock options and other benefits, direct or indirect, for all executive officers of the Company, and for such other officers of the Company as the Board may direct. The Committee will review the operation of the Company’s executive compensation programs on a periodic basis and approve appropriate modifications to such programs. The Committee may commission any necessary studies or surveys concerning the levels of executive compensation payable in the industry in which the Company is engaged and in other related industries and obtain recommendations from outside consultants concerning competitive pay programs, as appropriate.

2.	The Committee will review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and set the compensation of the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the compensation of the Chief Executive Officer, the Committee may consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company’s CEO in the past.

3.	The Committee may review and make recommendations to the Board regarding the general compensation guidelines for the Company’s employees.

4.	The Committee will supervise the Company’s administration of and make recommendations to the Board regarding the Stock Plans. The Committee will: (i) approve grants of stock, stock options or stock purchase rights to individuals eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. The Committee shall also make recommendations to the Board with respect to amendments to the Stock Plans and changes in the number of shares reserved for issuance thereunder. The Committee shall also review and make recommendations to the Board regarding new Stock Plans that are proposed for adoption.

5.	The Committee may delegate to the Company’s Chief Executive Officer and Chief Financial Officer the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that the total number of shares granted to any one employee does not exceed any limit established by resolution of the Board of Directors.

6.	The Committee will periodically review the Company’s procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

7.	At least annually, the members of the Committee will conduct a review of the Committee’s performance and will solicit performance reviews from the other members of the Board.

8.	The Committee will prepare an annual report on executive compensation to the Company’s stockholders for inclusion in the proxy statement for the Company’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission.

9.	The Committee will meet with the Company’s Chief Executive Officer prior to the beginning of each fiscal year to discuss the incentive compensation programs to be in effect for the Company’s executive officers for such fiscal year and the corporate goals and objectives relevant to those programs.

10.	The Committee will report to the Board on significant matters related to the Committee’s responsibilities. The Committee may form, and delegate authority to, subcommittees when appropriate.

11.	The Committee will review and reassess the adequacy of the Committee’s charter at least annually and recommend any changes to the Board for approval.

12.	The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this charter, the Company’s certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

13.	The Committee will review and submit to the full Board for approval any employment agreements or other contractual arrangements entered into between the Company, the executive officers of the Company and other officers of the Company as the Board may direct.

14.	The Committee will establish and submit to the full Board for approval the compensation arrangements, including annual retainer, meeting fees, equity award, and other benefits, for outside directors of the Company.

15.	The Committee will also review and approve development and succession plans for executive officers of the Company.

APPENDIX C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

MERCURY INTERACTIVE CORPORATION

I.    Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Mercury Interactive Corporation (the “Company”) is (1) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board; (2) to recommend nominees for Board committees; (3) to recommend corporate governance guidelines applicable to the Company; and (4) to review the Board’s performance.

II.    Committee Authority and Responsibilities

•	The Committee shall identify a slate of nominees to be proposed by the Company for election at each annual meeting of stockholders and in the event of any stockholder suggestions or proposals of candidates for Board nominees, the Committee shall develop a process for considering such candidates, and shall evaluate any such candidates;

•	The Committee shall consider the performance and qualifications of each potential nominee, considering not only their individual strengths but also their contribution to the Board as a group;

•	The Committee shall identify potential candidates to fill Board vacancies that may be created by expansion of the number of members of the Board and by resignation, retirement or other termination of service of incumbent Board members;

•	The Committee shall have authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such firm’s fees and other retention terms;

•	The Committee shall recommend to the Board nominees for Board committees;

•	The Committee shall develop and recommend a set of corporate governance principles applicable to the Company and review and assess the adequacy of such guidelines;

•	The Committee may establish subcommittees and delegate authority to such subcommittees;

•	The Committee may obtain advice from internal or external legal, accounting or other advisors; and

•	The Committee shall annually review the performance of the Board and the Committee.

III.    Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. The Board may elect a member of the Committee to serve as the Chair of the Committee. If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall consist of three members of the Board, each of which shall be persons who are not officers or employees of the Company or any subsidiary and who, in the opinion of the Board, have no other relationship or interest that would interfere with the exercise of independent judgment in carrying out the responsibilities of Committee members.

IV.    Meetings and Reports

Meetings of the Committee shall be held from time to time as determined by the Board or the Committee. In accordance with the Bylaws of the Company, the Committee may take action by unanimous written consent.

The Committee shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board.

The Committee shall make regular reports to the Board.

C-1

MERCURY INTERACTIVE CORPORATION

2003 EQUITY INCENTIVE PLAN

As Adopted March 18, 2003

1.    PURPOSE.    The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Appreciation Rights, Stock Bonuses and Performance Awards. Capitalized terms not defined in the text are defined in Section 25.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available. Subject to Sections 2.2 and 20, the following number of Shares are or will become available for grant and issuance under the Plan: (a) 10,000,000 Shares, plus (b) the additional number of shares resulting from (i) any authorized shares not issued or subject to outstanding grants under the Company’s Amended and Restated 1999 Stock Option Plan (the “Prior Plan”) on the date of stockholder approval of this Plan (the “Prior Plan Termination Date”) and (ii) any shares that are issuable upon exercise of options granted pursuant to the Prior Plan that, after the Prior Plan Termination Date, expire or become unexercisable for any reason without having been exercised in full will be available for grant and issuance under this Plan; plus (c) Shares that are subject to: (i) issuance upon exercise of an Option but cease to be subject to the Option for any reason other than exercise of the Option; (ii) an Award that otherwise terminates or is settled for cash without Shares being issued; or (iii) an Award that is forfeited or, other than with respect to Shares issued upon the exercise of an Option, repurchased by the Company. No more than 20,000,000 shares shall be issued as ISOs. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

2.2    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares subject to other outstanding Awards, (d) the 20,000,000 maximum number of shares that may be issued as ISOs set forth in Section 2.1; (e) the maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3; and (f) the Share limits with respect to the aggregate number of Shares that may be issued under the Plan as SARs with a Base Price, Restricted Stock, Stock Bonuses or Performance Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value, or will be rounded up to the nearest Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.    ELIGIBILITY.    Awards may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company, provided that Restricted Stock Awards may be made only to new employees of the Company or of a Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Subsidiary of the Company). The Committee (or its designee under 4.1.3) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 1,500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment.

4.    ADMINISTRATION.

4.1    Committee Authority. The Plan shall be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

4.1.1    construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

4.1.2    prescribe, amend and rescind rules and regulations relating to the Plan, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the General Counsel or the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

4.1.3    select persons to receive Awards; provided that the Committee may delegate to one or more executive officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company;

4.1.4    determine the terms of Awards;

4.1.5    determine the number of Shares or other consideration subject to Awards;

4.1.6    determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary of the Company;

4.1.7    grant waivers of Plan or Award conditions;

4.1.8    determine the vesting, exercisability, transferability, and payment of Awards;

4.1.9    correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

4.1.10    determine whether an Award has been earned;

4.1.11    determine and recommend the terms of any Option exchange program or repricing program for Options granted under the Plan, and subject to prior stockholder approval, to institute and implement any such program;

4.1.12    amend the Plan, except for amendments that increase the number of Shares available for issuance under the Plan or change the eligibility criteria for participation in the Plan; or any other amendments that require approval of the stockholders of the Company; and

4.1.13    make all other determinations necessary or advisable for the administration of the Plan.

4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

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5.    OPTIONS.    The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the following:

5.1    Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. The Stock Option Agreement will be substantially in a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1.2) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Plan, the Prospectus and other documents may delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3    Exercise Period and Expiration Date. Options will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the option may be exercised (the “Expiration Date”); provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines.

5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than Fair Market Value on the date of grant (and not less than the par value of the Shares); provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 10 of the Plan and the Stock Option Agreement.

5.5    Procedures for Exercise. A Participant may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants by the Company.

5.6    Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

5.6.1    If the Participant is Terminated for any reason except the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period, not less than thirty (30) days, or longer time period, not exceeding five (5) years, as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.6.2    If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the vesting of the Participant’s Options will be accelerated in full and the Participant’s Options may be exercised by the Participant (or the Participant’s legal representative or authorized assignee) as to all of the Shares subject to the Options no later than twelve (12) months after the Termination Date (or such shorter time period, not less than six (6) months, or longer time period, not exceeding five (5) years, as may be determined by the Committee, with any

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exercise beyond twelve (12) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.6.3    If the Participant is Terminated because of Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (or such longer time period, not exceeding five (5) years, as may be determined by the Committee, with any exercise beyond twelve (12) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.6.4    If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7    Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the amendment.

5.9    Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Participant must immediately notify the Company in writing of such disposition. The Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the Disqualifying Disposition.

5.10    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that unless prior stockholder approval is secured, the Exercise Price may not be reduced below that of the outstanding Option.

5.11    No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

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6.    STOCK APPRECIATION RIGHTS.

6.1    Types of SARs. Two types of SARs shall be authorized for issuance under the Plan: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

6.2    Tandem Rights.

6.2.1    A Participant may be granted a Tandem Right, exercisable upon such terms and conditions as the Committee may establish, to elect between the exercise of the underlying Option for Shares or the surrender of that Option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such Shares.

6.2.2    No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Participant shall accordingly become entitled under this Section 6.2 may be made in Shares valued at Fair Market Value on the Option surrender date, in cash, or partly in Shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

6.2.3    If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights the Participant had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

6.3    Stand-alone Rights.

6.3.1    A Participant may be granted a Stand-alone Right not tied to any underlying Option under the Plan. The Stand-alone Right shall cover a specified number of underlying Shares and shall be exercisable upon such terms and conditions as the Committee may establish. Upon exercise of the Stand-alone Right, the Participant shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (ii) the aggregate Base Price payable for such Shares.

6.3.2    The number of Shares underlying each Stand-alone Right shall be determined by the Committee in its sole discretion at the time the Stand-alone Right is granted. The Base Price for a Stand-alone Right will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Stand-alone Right is granted. Payment of the Base Price must be made in accordance with Section 10 of the Plan and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants by the Company.

6.3.3    The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

6.4    The Shares underlying any SAR exercised under this Section 6 shall be available for subsequent issuance under the Plan.

7.    RESTRICTED STOCK AWARDS.    The Committee may award Restricted Stock Awards under the Plan only to new employees of the Company or of a Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Subsidiary of the Company). The Committee will determine

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the number of Shares subject to the Restricted Stock Award, the Purchase Price, the restrictions on the Shares and all other terms and conditions of the Restricted Stock Award, subject to the following:

7.1    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company a Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

7.2    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Notwithstanding the foregoing, the Committee may not award Restricted Stock Awards for more than 1,000,000 Shares (less any Shares that have been issued under the Plan as Stock Bonuses or Performance Awards). Payment of the Purchase Price must be made in accordance with Section 10 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants by the Company.

7.3    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s Restricted Stock Purchase Agreement, which shall be in substantially in a form (which need not be the same for each Participant) as the Committee or an officer of the Company (pursuant to Section 4.1.2) shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan and the Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

8.    STOCK BONUSES.

8.1    Awards of Stock Bonuses. The Committee may award Stock Bonuses to any eligible person. No payment will be required for Shares awarded pursuant to a Stock Bonus. A Stock Bonus may be awarded for past services already rendered to the Company, or any Subsidiary of the Company pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. Notwithstanding the foregoing, the Committee may not award Stock Bonuses for more than 1,000,000 Shares (less any Shares that have been issued under the Plan as Restricted Stock or Performance Awards).

8.2    Terms of Stock Bonuses. Stock Bonuses will be subject to all restrictions, if any, that the Committee imposes. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s Stock Bonus Agreement. The terms of Stock Bonuses may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Bonus, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus, the Committee will determine the extent to which the Stock Bonus has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and having different performance goals and other criteria.

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8.3    Form of Payment to Participant. A Stock Bonus will be paid to the Participant in Shares, based on the Fair Market Value on the date of payment.

8.4    Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

9.    PERFORMANCE AWARDS.

9.1    Performance Awards. A Performance Award consists of the grant to a Participant of a specified number of Performance Units. The grant of a Performance Unit to a Participant will entitle the Participant to receive a specified dollar value, variable under conditions specified in the Performance Award, if the performance goals specified in the Performance Award are achieved and the other terms and conditions of the Performance Award are satisfied. The Committee may not award Performance Awards for more than 1,000,000 Shares (less any Shares that have been issued under the Plan as Restricted Stock Awards or Stock Bonuses).

9.2    Terms of Performance Awards. Each Performance Award shall be evidenced by a Performance Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. Performance Awards will be subject to all conditions, if any, that the Committee may impose. Prior to the grant of a Performance Award, the Committee will: (a) specify the number of Performance Units granted to the Participant; (b) specify the threshold and maximum dollar values of Performance Units and the corresponding performance goals; (c) determine the nature, length and starting date of any Performance Period for the Performance Award; and (d) specify the Performance Factors to be used to measure performance goals. Prior to the payment of any Performance Award, the Committee will determine the extent to which the Performance Units have been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and having different performance goals and other criteria; provided, however, that the maximum amount of any Performance Award for each Participant with respect to any Performance Period shall be the lesser of 250% of Participant’s base salary at the time of the Performance Award or $1,000,000.

9.3    Form of Payment to Participant. Performance Awards may be paid to a Participant currently or on a deferred basis with such reasonable interest or dividend equivalent, if any, as the Committee determines. The Committee will determine whether a Performance Award will be paid in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value on the date of payment, and in either a lump sum payment or in installments.

9.4    Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Participant will be entitled to payment with respect to the Performance Awards only to the extent earned as of the date of Termination in accordance with the Performance Award Agreement, unless the Committee determines otherwise.

10.    PAYMENT FOR SHARE PURCHASES.

10.1    Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Stock Option Agreement or other Award Agreement and that are permitted by law:

10.1.1    in cash (by check);

10.1.2    in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participant’s heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

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10.1.3    by surrender of Shares that either: (1) were obtained by the Participant in the public market; or (2) if the Shares were not obtained in the public market, they have been owned by the Participant for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the Shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the Shares);

10.1.4    by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code, provided that the portion of the Purchase Price or Exercise Price equal to the par value of the Shares must be paid in cash;

10.1.5    in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

10.1.6    by tender of property;

10.1.7    with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(a)    through a “same day sale” commitment from Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company; or

(b)    through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company; or

10.1.8    by any other method approved by the Committee.

10.2    Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant (or in the name of the NASD Dealer designated by the Participant in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 16 of the Plan.

11.    WITHHOLDING TAXES.

11.1    Withholding Generally. Whenever Shares are to be issued under Awards granted under the Plan, the Company may require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

11.2    Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to

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be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

12.    PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to the Shares; provided, however, that if the Shares are Restricted Stock, any new, additional or different securities the Participant may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price pursuant to Section 14.

13.    TRANSFERABILITY. Except as otherwise provided in this Section 13, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and no Award may be made subject to execution, attachment or similar process. Awards shall be exercisable during a Participant’s lifetime only by Participant or the Participant’s guardian or legal representative and after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

14.    RESTRICTIONS ON SHARES. Except with respect to Options, at the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (i) the Participant’s Termination Date or (ii) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

15.    CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

16.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan will be required to pledge and deposit with the Company all or part of the Shares purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in a form that the Committee has from time to time approved. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

17.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other

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qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

18.    NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19.    EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

20.    CORPORATE TRANSACTIONS.

20.1    Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Committee shall determine.

20.2    Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 20.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

20.3    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

21.    ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Board on March 18, 2003 (the “Adoption Date”). The Plan will become effective when approved by stockholders of the Company, consistent with applicable laws, within twelve months after the Adoption Date (the “Effective Date”).

22.    TERM OF PLAN. The Plan will terminate ten years from the Adoption Date.

23.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or

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instrument to be executed pursuant to the Plan. In addition, pursuant to Section 4.1.11, the Board has delegated to the Committee the authority to make certain amendments to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

24.    NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

25.    DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

“Award” means any award under the Plan, including any Option, SAR, Restricted Stock Award, Performance Award or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Base Price” means the price from which a Participant’s payment under an SAR is determined, which shall not be less than Fair Market Value on the date of grant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

“Company” means Mercury Interactive Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their

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equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

“Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Exercise Price” means the price at which a Participant who holds an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1)	if such Common Stock is then quoted on the NASDAQ National Market, its last reported sale price on the NASDAQ National Market on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(2)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)	if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“ISO” means an Incentive Stock Option within the meaning of the Code.

“NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

“NQSO” means a nonqualified stock option that does not qualify as an Incentive Stock Option within the meaning of the Code.

“Option” means an award of an option to purchase Shares pursuant to Section 5 of the Plan.

“Participant” means a person who receives an Award under the Plan.

“Performance Award” means an award of Shares, or cash in lieu of Shares, pursuant to Section 9 of the Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

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(1)	Net revenue and/or net revenue growth;

(2)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3)	Operating income and/or operating income growth;

(4)	Net income and/or net income growth;

(5)	Earnings per share and/or earnings per share growth;

(6)	Total stockholder return and/or total stockholder return growth;

(7)	Return on equity;

(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;

(10)	Economic value added; and

(11)	Individual business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards, Stock Bonuses or Performance Awards.

“Plan” means this Mercury Interactive Corporation 2003 Equity Incentive Plan, as amended from time to time.

“Prospectus” means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Shares” means shares of the Company’s Common Stock $0.002 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 20, and any successor security.

“Stock Appreciation Right” or “SAR” means a right to receive, upon exercise of an Option or any portion thereof, in the Committee’s sole discretion, an amount of cash equal to, and/or Shares having a Fair Market Value on the date of exercise equal to, the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price or Base Price, multiplied by the number of Shares that the Participant would have received had the Option or portion thereof been exercised through the purchase of Shares.

“Stock Bonus” means an award of Shares pursuant to Section 8 of the Plan.

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“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company.

“Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee of the Company or a Subsidiary of the Company; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or shall continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

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MERCURY INTERACTIVE CORPORATION

1994 DIRECTORS’ STOCK OPTION PLAN

(As amended and restated, March 2003)

1.    Purposes of the Plan. The purposes of this Directors’ Stock Option Plan are to attract and retain the best available individuals to serve as Outside Directors of the Company and to encourage their continued service on the Board.

All options granted hereunder shall be “nonstatutory stock options” for United States federal income tax purposes.

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Board” means the Board of Directors of the Company.

(b)    “Code” means the Internal Revenue Code of 1986, as amended.

(c)    “Common Stock” means the Common Stock of the Company.

(d)    “Company” means Mercury Interactive Corporation, a Delaware corporation.

(e)    “Continuous Status as a Director” means the absence of any interruption or termination of service as a Director.

(f)    “Director” means a member of the Board.

(g)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)    “Option” means a stock option granted pursuant to the Plan.

(j)    “Optioned Stock” means the Common Stock subject to an Option.

(k)    “Optionee” means an Outside Director who receives an Option.

(l)    “Outside Director” means a member of the Board who is not also employed by the Company.

(m)    “Plan” means this 1994 Directors’ Stock Option Plan, as amended and restated in March 2003.

(n)    “Rule 16b-3” means Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor rule thereto.

(o)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

For purposes of the Plan, the masculine pronoun wherever used shall be read to include the feminine pronoun.

3.    Stock Subject to the Plan. Subject to Section 10 of the Plan, the total number of shares reserved and available for issuance under the Plan is 2,000,000. If any Shares that have been optioned under the Plan cease to be subject to such Option (other than through exercise of the Option), or if any Option granted hereunder is forfeited, the Shares that were subject to such Option shall again be available for distribution in connection with future Option grants under the Plan. Notwithstanding the previous sentence, if Shares subject to an Option are used to effect a stock-for-stock exercise, only the net number of Shares issued to the Optionee in the transaction shall be considered to be “issued” under the Plan, and the remaining Shares that were subject to such Option shall again be available for distribution in connection with future Option grants under the Plan.

4.    Administration of and Grants of Options Under the Plan.

(a)    Administration. Except as otherwise required herein, the Plan shall be administered by the Board.

(b)    Procedure for Grants. Except as approved by the Board or stockholders in accordance with Rule 16b-3(e), all grants of Options hereunder shall be Automatic Option Grants. Automatic Option Grants shall be made in accordance with subsection (c) hereof.

(c)    Automatic Option Grants. All grants of Options under this subsection shall be automatic and shall be made strictly in accordance with the following provisions:

(i)    No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)    Each Outside Director as of August 14, 1998 shall be automatically granted a special one-time Option to purchase 100,000 Shares on August 14, 1998. Thereafter, each Outside Director shall be automatically granted an Initial Option to purchase 50,000 Shares upon the date (on or after August 14, 1998) on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy.

(iii)    Each Outside Director shall automatically receive, upon his reelection annually to the Board, an Annual Option to purchase 20,000 Shares.

(iv)    The terms of each Option granted hereunder shall be as follows:

(A)    the term of the option shall be ten (10) years;

(B)    the Option shall be exercisable only while the Outside Director remains a Director or within thirty (30) days of the date the Director’s Continuous Status as a Director terminates, except as set forth in Section 8(b);

(C)    the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option;

(D)    stock subject to a special one-time Option granted pursuant to subsection 4(c)(ii) above shall vest as to 20,000 Shares upon receipt of the approval of this Plan by the stockholders of the Company at the Special Meeting of Stockholders of the Company held on August 14, 1998 and thereafter on the date of each Annual Meeting of Stockholders of the Company beginning with the 1999 Annual Meeting, provided, however, that if the Optionee ceases to serve as a Director for any reason, vesting shall cease as of the date of such termination;

(E)    stock subject to an Initial Option granted prior to May 15, 2003 pursuant to subsection 4(c)(ii) above shall vest as to 10,000 Shares on the date of each Annual Meeting of Stockholders of the Company after the date of grant of such Option, provided, however, that if the Optionee ceases to serve as a Director for any reason, vesting shall cease as of the date of such termination; and

(F)    stock subject to an Annual Option granted prior to May 15, 2003 pursuant to subsection 4(c)(iii) above shall vest as to 10,000 Shares on the date of the fifth Annual Meeting of Stockholders to occur after the date of grant of such Option; provided, however, that if the Optionee ceases to serve as a Director for any reason, vesting shall cease as of the date of such termination;

(G)    stock subject to an Initial Option granted on or after May 15, 2003 pursuant to subsection 4(c)(ii) above shall vest as to 25% of the Shares subject to the Initial Option on the date of each Annual Meeting of Stockholders of the Company after the date of grant of such Option, provided, however, that if the Optionee ceases to serve as a Director for any reason, except as set forth in subsection 10(c) below, vesting shall cease as of the date of such termination; and

(H)    stock subject to an Annual Option granted on or after May 15, 2003 pursuant to subsection 4(c)(iii) above shall vest as to 25% of the Shares subject to the Annual Option on the date of each Annual Meeting of Stockholders to occur after the date of grant of such Option; provided, however, that if the Optionee ceases to serve as a Director for any reason, except as set forth in subsection 10(c) below, vesting shall cease as of the date of such termination;

(I)    all Options shall be exercisable in accordance with the applicable vesting schedule set out in subsection (D), (E), (F), (G) or (H) above.

(d)    Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority: (i) to determine, upon review of the relevant information and in accordance with Section 7(b) of the Plan, the fair market value of the Common Stock; and (ii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder.

(e)    Effect of Board’s Decision. All determinations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5.    Eligibility. Options may be granted only to Outside Directors in accordance with the terms set forth in Section 4(c) above.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

6.    Term of Plan. The Plan became effective in 1994 and shall continue in effect until August 14, 2008 unless sooner terminated under Section 12.

7.    Exercise Price and Consideration.

(a)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to Options granted hereunder shall be 100% of the fair market value per Share on the date of grant of the Option.

(b)    Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“NASDAQ”) System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal.

(c)    Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of: (i) cash, (ii) check, (iii) other Shares which (x) in the case of Shares acquired directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall reasonably require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

8.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until such shareholder approval of the Plan as is required by the applicable corporate, securities and stock exchange rules has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person titled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Continuous Status as a Director—Death or Disability. If an Outside Director’s Continuous Status as a Director terminates as a result of death or Disability, he (or, in the event of death, his estate or a person who acquires the right to exercise the Option by bequest or inheritance) may, but only within six (6) months after the date of such termination of Continuous Status as a Director (but in no event after the Option’s expiration date), exercise his Option. To the extent that the Option is not exercised within the time specified herein, the Option shall terminate.

9.    Non-Transferability of Options. Except as otherwise designated by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.    Adjustments Upon Changes in Capitalization or Merger.

(a)    Stock Split or Recapitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price or shares of Common Stock subject to an Option.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to vest and be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option, option or Shares subject to a restricted stock purchase agreement shall become fully vested, including as to Shares for which it would not otherwise be vested. Thereafter, the Option or option shall remain exercisable in accordance with Section 8 above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

11.    Time of Granting Options. The date of grant of an Option shall be the date determined in accordance with Section 4 hereof. Notice of the grant shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

12.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may amend, alter, suspend or discontinue the Plan, but no amendment, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.

(b)    Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the board, which agreement must be in writing and signed by the Optionee and the Company.

13.    Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.    Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

16.    Shareholder Approval. Any required stockholder approval obtained at a duly held shareholders’ meeting may be obtained by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present or represented and entitled to vote thereon.

MERCURY INTERACTIVE CORPORATION

DIRECTOR’S STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted an option, consisting of the Stock Option Agreement attached hereto as Exhibit A and this Notice of Stock Option Grant (together, the “Option”) to purchase Common Stock of MERCURY INTERACTIVE CORPORATION (the “Company”) as follows:

Date of Grant/Vesting Date

Option Price Per Share	$

Total Number of Shares Granted

Total Price of Shares Granted	$

Type of Option	____ Initial Stock Option ____ Annual Stock Option

Term/Expiration Date	10 years/

Exercise Schedule: This Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set out below:

Vesting Schedule:

Date of Vesting	Number of Shares

Termination Period:

This Option may be exercised for thirty (30) days after termination of Optionee’s Continuous Status as a Director, except as set out in Sections 6 and 7 of the Stock Option Agreement (but in no event later than the Expiration Date).

Method of Exercise:

Exercise of this Option shall be on a form of Exercise Notice provided by the Company.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 1994 Director’s Stock Option Plan and the Director’s Stock Option Agreement, both of which are attached and made a part of this document.

OPTIONEE:	MERCURY INTERACTIVE CORPORATION
a Delaware corporation

__________________________________________	By:	____________________________
Signature

__________________________________________	Title:	____________________________
Print Name

MERCURY INTERACTIVE CORPORATION

1994 DIRECTORS’ STOCK OPTION PLAN

EXHIBIT A TO NOTICE OF GRANT

STOCK OPTION AGREEMENT

1.    Grant of Option. MERCURY INTERACTIVE CORPORATION, a corporation incorporated in Delaware (the “Company”), hereby grants to the Optionee (the “Optionee”) named in the Notice of Grant, an option (the “Option”) to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms, conditions and definitions of the 1994 Director’s Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Option Agreement shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2.    Exercise of Option.

(a)    Right to Exercise. This Option shall vest in accordance with the Vesting Schedule set out in the Optionee’s Notice of Grant.

(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form provided by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as to the holder’s investment intent with respect to the Exercised Shares as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.    Method of Payment. Payment of the aggregate Exercise Price shall be by any of method permitted under Section 7(c) of the Plan.

4.    Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as” promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5.    Termination of Status as a Director. If Optionee ceases to serve as a Director, he may exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

6.    Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee’s Status as a Director as a result of Disability, Optionee may, but only within six (6) months from the date of termination (but in no event later than the date of expiration of the term of this Option as set forth in the Notice of Grant below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

7.    Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in the Notice of Grant below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee could exercise the Option at the date of death.

8.    Non-Transferability of Option. Except as otherwise permitted by the Board, this Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.    Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

10.    Tax Consequences. Optionee understands that the tax consequences of receiving and exercising an option are governed by the laws of the country in which the Optionee resides. EACH OPTIONEE SHOULD CONSULT WITH HIS LOCAL TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF RECEIVING AND EXERCISING THIS OPTION PRIOR TO PURCHASING ANY STOCK HEREUNDER.

MERCURY INTERACTIVE CORPORATION

PROXY

Annual Meeting - May 15, 2003

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Amnon Landan, Douglas P. Smith and Susan J. Skaer individually as proxies to vote all of my Mercury Interactive common stock at the Annual Meeting of Stockholders to be held on May 15, 2003, or at any adjournment or postponement of that meeting as directed on the other side of this card and, in their discretion, upon other matters that arise at the meeting. I also give each of them the ability to substitute someone else as proxy. I revoke any proxy previously given for the same shares of stock.

The shares represented by this proxy will be voted in accordance with instructions given on the other side of this card. If this proxy is signed and returned without specific instructions as to any item or all items, it will be voted for the election of 7 directors as named herein, for proposals (2), (3) and (4), and against stockholder proposals (5) and (6).

(Continued, and to be signed on reverse side)

ñ  FOLD AND DETACH HERE  ñ

Please mark your votes as indicated	☒

The Board of Directors recommends a vote FOR proposals (1), (2), (3) and (4)				The Board Recommends ê
(1) The election to the Board of Directors of the 7 nominees named below for a term of 1 year:

(2) Ratify and approve the adoption of the 2003 Equity Incentive Plan and the reservation of 10,000,000 shares of common stock for issuance thereunder, plus certain shares that become available under our Amended and Restated 1999 Stock Option Plan.

				FOR ☐	AGAINST ☐	ABSTAIN ☐
01 Amnon Landan 02 Kenneth Klein 03 Igal Kohavi 04 Clyde Ostler 05 Yair Shamir 06 Giora Yaron 07 Anthony Zingale	The Board Recommends ê FOR all nominees listed (except as marked to the contrary below) ☐	WITHHOLD authority to vote for all nominees listed ☐

(3) Ratify and approve the amendment of the 1994 Directors’ Stock Option Plan to: (i) increase the automatic annual grant to non-employee directors and (ii) to amend the vesting schedule of future automatic grants to non-employee directors.

				FOR ☐	AGAINST ☐	ABSTAIN ☐
			(4) Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Mercury Interactive for the year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:			The Board of Directors recommends a vote AGAINST stockholder proposals (5) and (6)		The Board Recommends ê

			(5) Stockholder proposal to institute option expensing.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			(6) Stockholder proposal to institute indexed options.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(Signature of Stockholder) ___________________________________________	___________________________________________	Date: __________________

Sign, date and return this card promptly using the enclosed envelope. Sign exactly as your name appears above. Each joint tenant should sign. When signing as attorney, trustee, etc., give full title.

ñ FOLD AND DETACH HERE ñ